UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Fauquier Bankshares, Inc.

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Fauquier Bankshares, Inc.

10 Courthouse Square

Warrenton, Virginia 20186

April 12, 2019

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Fauquier Bankshares, Inc. (the “Company”), the holding company for The Fauquier Bank (the “Bank”), to be held on May 21, 2019, at 9:30 a.m., Eastern Time, at the Black Horse Inn, 8393 Meetze Road, Warrenton, Virginia.

The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted at the Annual Meeting.  Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that shareholders may have regarding the business to be transacted.  Detailed information relating to the Company’s activities and operating performance is contained in our 2018 Form 10-K, which is also enclosed.

Your vote is important.   Whether or not you expect to attend the Annual Meeting, we urge you to vote and submit your proxy by telephone, the Internet or mail as promptly as possible to ensure the presence of a quorum for the meeting.  For additional instructions on voting by telephone or the Internet, please refer to your proxy card or voting instruction form provided by your broker or other nominee.  To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card or voting instruction form and return it in the enclosed postage prepaid envelope.  If your shares are held in the name of a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf, or, if you plan to attend the meeting and wish to vote in person, bring with you a legal proxy from your broker or nominee to confirm your ownership of shares.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

Sincerely yours,

/s/ John B. Adams, Jr.
John B. Adams, Jr.
Chairman
Fauquier Bankshares, Inc.

Fauquier Bankshares, Inc.

10 Courthouse Square

Warrenton, Virginia 20186

(540) 347-2700

_________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, May 21, 2019

__________________________________________________

Warrenton, Virginia

April 12, 2019

To the Shareholders of Fauquier Bankshares, Inc.:

NOTICE is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Fauquier Bankshares, Inc. (the “Company”) will be held at the Black Horse Inn, 8393 Meetze Road, Warrenton, Virginia, on Tuesday, May 21, 2019 at 9:30 a.m., Eastern Time, for the following purposes:

1.	To elect four Class II directors to serve until the 2022 Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualify.
2.	To hold an advisory (non-binding) vote on executive compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.
3.	To hold an advisory (non-binding) vote on whether an advisory vote on executive compensation should be held every one, two or three years.
4.	To approve the Fauquier Bankshares, Inc. Amended and Restated Stock Incentive Plan.
5.	To ratify the selection of Brown, Edwards & Company, L.L.P. as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 15, 2019 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

It is important that your shares be represented at the meeting.  Whether or not you expect to be present in person, please submit your proxy by telephone, the Internet or mail as promptly as possible.  For additional instructions on voting by telephone or the Internet, please refer to your proxy card or voting instruction form provided to you by your broker or other nominee.  If you wish to vote by mail, a return envelope is enclosed for your convenience that requires no postage if mailed within the United States.  If you are present at the meeting, you may, if you wish, withdraw your proxy and vote your shares personally.  Any shareholder giving a proxy has the right to revoke it at any time before it is exercised by providing written notice to the Secretary of the Company.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee.  Your name does not appear on the register of shareholders and in order to be admitted to the meeting, you must bring a legal proxy showing that you are the beneficial owner of the shares.  Unless you have obtained a legal proxy from your broker or nominee, you will not be entitled to vote your shares at the meeting and should instruct your broker or nominee how to vote on your behalf.

By Order of the Board of Directors

/s/ Allison J. Dodson, Assistant Secretary
Allison J. Dodson, Assistant Secretary

Fauquier Bankshares, Inc.

10 Courthouse Square

Warrenton, Virginia 20186

(540) 347-2700

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fauquier Bankshares, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Black Horse Inn, 8393 Meetze Road, Warrenton, Virginia, on Tuesday, May 21, 2019 at 9:30 a.m., Eastern Time, and at any adjournments thereof.

The Company began mailing this proxy statement and the form of proxy solicited hereby to its shareholders on or about April 12, 2019.

VOTING SECURITIES

As of the close of business on March 15, 2019, the record date fixed for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were 3,785,454 outstanding shares of common stock, which is the only outstanding class of stock of the Company.  Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.  Shares of stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as instructed.  If no instructions are indicated on a signed proxy card or over the telephone or Internet, the shares will be voted “FOR” the election of each of the nominees for director named in this proxy statement, “FOR” the approval of the executive compensation of the Company’s named executive officers as disclosed in this proxy statement, “FOR” a frequency of “One Year” on when the advisory vote on executive compensation should be held, “FOR” the approval of the Fauquier Bankshares, Inc. Amended and Restated Stock Incentive Plan and “FOR” the ratification of the selection of Brown, Edwards & Company, L.L.P. as the Company’s independent registered public accounting firm for 2019.

The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

As to the election of directors, the proxy provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors or to “WITHHOLD AUTHORITY” to vote for one or more of the nominees being proposed.  Under Virginia law, if a quorum is present, the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors.  As to the advisory vote on the frequency of the advisory vote on executive compensation, the proxy card being provided by the Board of Directors enables a shareholder to vote for “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” and the alternative receiving the greatest number of votes will be the frequency that shareholders approve. Approval of any other proposal requires that the proposal receive more votes “FOR” than votes “AGAINST” the proposal, with a quorum present.

Shares for which a holder has elected to abstain or to withhold the proxies’ authority to vote will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matters.

Brokers and nominees who have record ownership of shares that are held in “street name” for account holders are not permitted to exercise voting discretion with respect to the election of directors.  Under New York Stock Exchange (“NYSE”) rules, brokers do not have the discretion to vote on the election of directors because a director election, even if uncontested, is not considered a “routine” matter.  The proposal on approving the executive compensation of the Company’s named executive officers, the proposal on approving the frequency on when advisory votes on executive compensation should be held and the proposal on the Amended and Restated Stock Incentive Plan are also considered “non-routine” matters under NYSE rules. If you do not give your broker specific instructions on these matters, your shares will be treated as “broker non-votes” and will not be voted on the election of directors, the two proposals relating to executive compensation and the proposal on the Amended and Restated Stock Incentive Plan. Without instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters, such as ratification of the Company’s independent registered public accounting firm. As a result, if your broker or nominee votes on the ratification of the Company’s independent registered public accounting firm, those shares will be counted for quorum purposes.

SOLICITATION AND VOTING OF PROXIES

If you are a shareholder of record, any proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by submitting to the Secretary of the Company a written notice of revocation or granting a new proxy bearing a later date, or by attending the Annual Meeting and voting in person.  If you hold shares in “street name,” you may change your vote at any time prior to the taking of the vote at the Annual Meeting by submitting new voting instructions to your broker or other nominee by following the instructions they provided or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person using a valid legal proxy.  Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.

The cost of this proxy solicitation will be borne by the Company.  The Company will pay the costs of its effort in soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to shareholders. Proxies may be solicited without extra compensation, by the Company’s directors, officers and employees by mail, electronic mail, telephone, fax or personal interviews.

PROPOSAL ONE:  ELECTION OF FOUR CLASS II DIRECTORS

The Company’s articles of incorporation provide that the Board of Directors of the Company is classified into three classes (I, II and III), with one class being elected every year for a term of three years.  In addition, under Virginia law, a director appointed to the Board of Directors in between meetings of the shareholders must stand for election at the next annual meeting of shareholders.  The Board of Directors currently consists of ten directors.

Marc J. Bogan, Brian S. Montgomery, P. Kurtis Rodgers and Sterling T. Strange, III, each of whom currently serves as a Class II director, are proposed for election as Class II directors.  If elected, these individuals shall hold office until the 2022 Annual Meeting or until their successors shall have been elected and qualify.

Certain information is set forth below concerning the Board’s nominees for election at the 2019 Annual Meeting, as well as the other current directors who will continue in office until the 2020 and 2021 Annual Meetings, respectively.

Nominees for Election at the 2019 Annual Meeting

Class II Directors (For a Term Expiring in 2022)

Marc J. Bogan, 52, has been a director of the Company and the Bank since February 2016.  He has served as President of the Company and the Bank since February 2016 and became Chief Executive Officer of the Company and the Bank effective March 2016.  Mr. Bogan has over 29 years of experience in the financial services industry.  He served as President and Chief Operating Officer of New Dominion Bank in Charlotte, North Carolina, from June 2011 until February 2016, when he joined the Company. Mr. Bogan was Executive Vice President, Chief Operating Officer and Chief Retail Officer for Ameris Bank, a four-state community bank based in Georgia, from 2008 to 2011, and was Coastal Regional Executive – Eastern South Carolina for Ameris Bank from 2006 to 2008. Prior to joining Ameris Bank in 2006, Mr. Bogan held several senior management positions with Bank of America and South Carolina Bank and Trust. Mr. Bogan brings to the Board significant management experience in diverse areas such as retail and commercial banking, private wealth management, information technology, operations, treasury services and mortgage banking.

Brian S. Montgomery, 66, has been a director of the Company and the Bank since 1990.  Mr. Montgomery has been owner and President of Warrenton Foreign Car, Inc. located in Warrenton, Virginia, since 1972 and is the owner and manager of various commercial real estate properties located in Warrenton, Virginia. Mr. Montgomery brings extensive knowledge of the financial services industry to the Board, with a specialty in insurance through his tenure on the board of Loudoun Mutual Insurance Company, where he has been a director since 1999.

P. Kurtis Rodgers, 51, has been a director of the Company and the Bank since 2007.  Mr. Rodgers is President and Chief Executive Officer of S.W. Rodgers Co., Inc., a heavy highway site contractor headquartered in Gainesville, Virginia that operates throughout Virginia. Prior to his appointment as President in 1998, Mr. Rodgers served in multiple capacities within S.W. Rodgers Co., Inc. since its establishment in 1980.  He is the Past President of the Heavy Construction Contractors Association (a Virginia association) and has served on advisory panels for the James Madison University College of Business and the George Mason University Prince William Campus. Mr. Rodgers brings valuable business management expertise and knowledge to the Board.

Sterling T. Strange, III, 58, has been a director of the Company and the Bank since 2007.  Mr. Strange is President and Chief Executive Officer of The Solution Design Group, Inc., an information technology software firm to the public sector and higher education industries, located in Warrenton, Virginia and Orlando, Florida. Prior to founding The Solution Design Group, Inc. in 2004, Mr. Strange was President and founder of Decision Support Technologies, Inc., a transportation software company that provided solutions and services to over 100 airports and seaports worldwide. Mr. Strange has served in senior management positions in both private and public companies for over 25 years. He provides valuable entrepreneurial experience and financial management expertise to the Board.

Directors Whose Terms Do Not Expire This Year

Class III Directors (Term Expires in 2020)

Kevin T. Carter, 53, has been a director of the Company and the Bank since November 2016. Mr. Carter has served as the President of Guests, Inc., a full service hotel management company headquartered in Strasburg, Virginia, since October 2016. He has over 37 years of experience in the hospitality industry, holding positions such as director, corporate director, resident manager, general manager, independent consultant and, most recently, Managing Director for the Airlie Foundation from November 2000 to October 2016.  Mr. Carter served on the management teams of some of the country’s most notable properties including the U.S. Grant Hotel, Intercontinental Hotel San Diego, Club Corporation of America, Rancho Valencia Resort, Kiawah Island Resort, Bald Head Island Resort and The Founders Inn.  He is currently a member of the Town Council of Warrenton, Virginia. Mr. Carter has been a member of the Board of Directors of the Fauquier County Chamber of Commerce, the Fauquier Hospital and Health System and the PATH Foundation. In addition, he has served as the President of the Warrenton Rotary Club and Senior Warden and School Board Treasurer for the St. James Episcopal Church in Warrenton, Virginia. Through his personal community involvement in the Town of Warrenton and Fauquier County, Virginia, and his professional experience, Mr. Carter provides the Board with significant knowledge of our market base and financial management skills.

Donna D. Flory, 58, has been a director of the Company and the Bank since 2015.  Ms. Flory is currently the Director of Human Resources for QMT Windchimes, a manufacturing company based in Manassas Park, Virginia.  In addition, as an independent contractor, Ms. Flory provides financial support to the Industrial Development Authority of Prince William County, Virginia.  Ms. Flory served as the Vice President of the Flory Small Business Development Center, Inc., located in Manassas, Virginia, from 1992 to 2018 and was responsible for financial operations, human resources, payroll, employee benefits and general operations. The Flory Center was a nonprofit organization that assisted small businesses and start-up entrepreneurs to access capital, develop business and marketing plans, and was a resource partner with the U.S. Small Business Administration. Ms. Flory also has significant experience in hospitality management, holding various management positions with Tysons Westpark Hotel and Ramada Inn from 1982 to 1989.  Ms. Flory serves her community through leadership roles in the American Red Cross, Rotary International, March of Dimes and Bugles Across America. She is a Past President of Habitat for Humanity of Prince William County, and the cities of Manassas and Manassas Park, Virginia.  Through her business and community involvement, Ms. Flory brings to the Board, a diverse range of professional skills and relationships.

Randolph T. Minter, 59, has been a director of the Company and the Bank since 1996.  Mr. Minter has been President and owner of Moser Funeral Home, Inc. since 1986, having worked prior to that time in various positions at the funeral home since 1980.  He also has owned and operated Bright View Cemetery, Inc. in Fauquier County, Virginia since 1990. Through his involvement and leadership positions with a variety of business and community organizations, Mr. Minter brings to the Board a vast knowledge of our community market base, and its business related issues.

Class I Directors (Term Expires in 2021)

John B. Adams, Jr., 74, has been a director of the Company since 2003 and a director of the Bank since 2002.  He was elected Vice Chairman of the Bank in January 2004 and Chairman of the Company in January 2010.  Mr. Adams was President and Chief Executive Officer of A. Smith Bowman Distillery from 1989 to October 2003.  Mr. Adams serves as President and Chief Executive Officer of Bowman Companies, Inc., primarily a family real estate holding company, and is a director of Universal Corporation, a publicly traded company headquartered in Richmond, Virginia, where he also serves on the financial and audit committees. Mr. Adams served as chairman of The National Theatre in Washington, D.C. for 25 years and has served on the foundation boards of several higher education institutions. As a result of his various leadership roles, Mr. Adams brings to the Board valuable insight and business acumen, along with significant business expertise.

Randolph D. Frostick, 62, has been a director of the Company and the Bank since 2009.  He is President and a shareholder of Vanderpool, Frostick and Nishanian, P.C., a law firm located in Manassas, Virginia, which focuses primarily on civil litigation, business, employment, real estate transactions, financing, land use and development.  Mr. Frostick joined the firm in 1987.  In addition to practicing law, Mr. Frostick is actively involved in real estate development and commercial leasing in Manassas, Virginia.  Mr. Frostick brings to the Board insightful knowledge of our market base, and valuable business expertise.

Jay B. Keyser, 62, has been a director of the Company and the Bank since 2009. Since January 2015, he has served as the Chief Executive of the William A. Hazel Family Office.  He is also the manager of various real estate ventures and trustee of multiple trusts relating to the Hazel family.  He currently serves on the board and was the Chief Executive Officer of William A. Hazel, Inc., a site construction company headquartered in Chantilly, Virginia, from June 2008 to December 2014.   Mr. Keyser had served for 25 years in various capacities, including Chief Financial Officer, of this construction entity.  He has served as board trustee for Highland School, located

in Warrenton, Virginia.   He received his CPA certification in 1982 and is a member of the American Institute of Certified Public Accountants and the Virginia Society of CPAs. Mr. Keyser brings vast business and financial management knowledge and experience to the Board.

The Board recommends that the shareholders vote FOR the above nominees as directors.  The proxy holders will cast votes as instructed pursuant to the proxies submitted, unless otherwise instructed, FOR the election of the Class II nominees. The Board of Directors has no reason to believe that any of the above nominees will be unable to serve as a director.  Each of the nominees has consented to be named in the proxy statement and to serve if elected.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Independence.  A majority of the directors are “independent directors” as defined by the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”), and the Board of Directors has determined that these independent directors have no relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.  The independent directors are Messrs. Adams, Carter, Frostick, Keyser, Minter, Montgomery, Rodgers, Strange and Ms. Flory. In determining the independence of the directors, the Board considered the following relationship that Mr. Frostick has with the Company outside of his director position: Vanderpool, Frostick and Nishanian, P.C., a law firm of which Mr. Frostick is a partner and shareholder, has been engaged by the Bank for legal services.  During 2018, the firm was paid $21,738 for its services. After considering this relationship, the Board concluded that Mr. Frostick is independent.

Board Leadership.  The Board of Directors is committed to maintaining an independent Board, and for many years a majority of our Board has been comprised of independent directors. Generally, it has been the Company’s practice to separate the duties of Chairman and Chief Executive Officer.  In keeping with good corporate governance practices, at this time the Board believes that the separation of the duties of Chairman and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director who has not served as an executive of the Company can best provide the necessary leadership and objectivity required as Chairman.

Meetings and Attendance. During the year ended December 31, 2018, the Board of Directors held 12 meetings. Each director attended at least 75% of the aggregate of: (i) the number of Board meetings held during the period in which he or she has been a director and (ii) the number of meetings of all committees on which he or she served.

The Company has not adopted a formal policy on Board members’ attendance at our annual meetings of shareholders, although all Board members are encouraged to attend.  All of the current Board members attended our 2018 Annual Meeting of Shareholders.

Communications with the Board of Directors.  Any shareholder who wishes to contact the Board of Directors or any of its members may do so by writing to Fauquier Bankshares, Inc., Board of Directors, c/o Secretary, 10 Courthouse Square, Warrenton, Virginia 20186.  The Secretary of the Company will promptly forward all such communications to the specified addressees.  Communications may also be directed to the Board of Directors through our website: www.tfb.bank under “Contact Us.”  Emails sent through our website clearly addressed to the Board of Directors or to a specific director will be forwarded by our webmaster as indicated.

Audit Committee.  The Board has an Audit Committee, composed entirely of directors who satisfy the independence and financial literacy requirements for audit committee members under the Nasdaq listing standards and applicable Securities and Exchange Commission (“SEC”) regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication.  The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent registered public accounting firm.  The Audit Committee held five official meetings and several informal discussions in 2018 (Refer to “Audit Committee Report”).  The current members of the Audit Committee are Messrs. Adams, Keyser, Rodgers and Strange and Ms. Flory. The Board of Directors has determined that Messrs. Keyser and Strange qualify as the audit committee financial experts as defined by SEC regulations and has designated them as the Company’s Audit Committee Financial Experts. The Audit Committee operates pursuant to a written charter, which is posted on the Bank’s website: www.tfb.bank under “About Us – Investor Relations – Corporate Profile – Corporate Governance.”  The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

Governance Committee.  The responsibilities of the Governance Committee include the evaluation of the Board’s structure, personnel and processes; and the maintaining of a current and viable set of corporate governance principles applicable to the Company.  The committee is composed of a majority of directors who satisfy the independence requirements under the Nasdaq listing standards.  The members of the Governance Committee are Messrs. Adams, Bogan, Carter, Frostick and Strange.  The committee held two official meetings in 2018 and several informal discussions. The Governance Committee operates pursuant to a written charter, which is posted on the Bank’s website: www.tfb.bank under “About Us – Investor Relations – Corporate Profile – Corporate Governance.”  The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

Compensation and Benefits Committee.  The Board has a Compensation and Benefits Committee, whose function is to aid the full Board of Directors of the Company in meeting its overall responsibilities with regard to the oversight and determination of executive compensation.  The committee, composed entirely of directors who satisfy the independence requirements for compensation committee members under the Nasdaq listing standards, held four official meetings and several informal discussions in 2018.  The current members of the Company’s Compensation and Benefits Committee are Messrs. Adams, Carter, Minter, Montgomery and Rodgers. These same directors serve as the Bank’s Compensation and Benefits Committee, whose function is to aid the Board of Directors of the Bank in meeting its overall responsibilities with regard to the oversight and determination of executive compensation.  The Bank’s Compensation and Benefits Committee held four official meetings and several informal discussions during 2018. The Compensation and Benefits Committees operate pursuant to written charters, which are posted on the Bank's website: www.tfb.bank under “About Us – Investor Relations – Corporate Profile – Corporate Governance.”  The committees review and reassess the charters annually and recommend any changes to the Board for approval.

Enterprise Risk Management Committee.  The responsibilities of the Enterprise Risk Management Committee are to assist the Board of Directors in its oversight of the Company’s management of financial, operational, information technology (to include cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance and other risks; and to oversee the Company’s enterprise risk management framework. The committee is composed entirely of directors who satisfy the independence requirements under the Nasdaq listing standards and applicable SEC regulations. The Enterprise Risk Management Committee held four official meetings and several informal discussions in 2018.  Current members of the committee are Messrs. Adams, Carter, Frostick, Keyser and Strange and Ms. Flory. The Enterprise Risk Management Committee operates pursuant to a written charter, which is posted on the Bank’s website: www.tfb.bank under “About Us – Investor Relations – Corporate Profile – Corporate Governance.”  The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

Nominating Committee. The responsibilities of the Nominating Committee include the identification and evaluation of potential director candidates and making recommendations to the full Board regarding nominations of individuals for election to the Board of Directors. The committee is composed entirely of directors who satisfy the independence requirements for nominating committee members under the Nasdaq listing standards.  The members of the Nominating Committee are Messrs. Adams and Minter and Ms. Flory. The committee held one official meeting in 2018 and several informal discussions. The committee operates pursuant to a written charter, which is posted on the Bank’s website: www.tfb.bank under “About Us – Investor Relations – Corporate Profile – Corporate Governance.”  The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

The Nominating Committee considers diversity in board composition and qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  The committee generally reviews a potential candidate’s background, experience and abilities, the contributions the individual could be expected to make to the collective functioning of the Board and the needs of the Board at the time.  The Board has adopted Corporate Governance Guidelines for the Company, which outline certain specific criteria that the Board seeks to attract, which include (i) a commitment to the Company’s purpose; (ii) informed, mature and practical judgment developed as a result of management or policy-making experience; (iii) business acumen, with an appreciation of the major issues facing a company of comparable size and sophistication; (iv) financial literacy in reading and understanding key performance reports; (v) integrity and an absence of conflicts of interest; (vi) visionary thinking and strategic planning expertise; (vii) ability to influence others; (viii) strong organizational and self-management skills; (ix) being independent according to Nasdaq listing standards and SEC rules; (x) having sufficient time to prepare and meet Board commitments; (xi) works or resides in the Bank’s market area, thereby bringing current and relevant demographic knowledge to the Board; and (xii) meeting age limit requirements.

The Nominating Committee will consider candidates for directors proposed by shareholders.  The committee will accept written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director.   All such shareholder recommendations should be submitted to the attention of the Chairman, Nominating Committee, Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, Virginia 20186. Any candidates submitted by a shareholder are reviewed and considered in the same manner as all other candidates.  The current nominees for Class II members of the Board of Directors were approved on the recommendation of the Nominating Committee.

In addition, in accordance with the bylaws of the Company, any shareholder entitled to vote in the election of directors generally may directly nominate one or more persons for election as directors at an Annual Meeting if the shareholder gives written notice of his or her intent to make such nomination.  In accordance with the Company’s bylaws, a shareholder nomination must include (i) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated, (ii) a representation that the shareholder is an owner of common stock of the Company, entitled to vote, and intends to appear at the Annual Meeting (in person or by proxy) to nominate the individual(s) specified in the notice, (iii) a description of all arrangements, understandings or relationships between the shareholder and each nominee for director pursuant to which the nomination(s) are made by the shareholder, (iv) such other information regarding such nominee proposed by the shareholder as required in the proxy rules of the SEC including the amount and nature of each nominee’s beneficial ownership, age and principal occupation for the past five years, and (v) the written consent of each nominee to serve as a director of the Company if so elected. All such nominations for the 2020 Annual Meeting must be in proper written form and received by the Secretary of the Company by December 14, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), executive officers, directors and beneficial owners of more than 10% of the Company’s common stock are required to file reports on Forms 3, 4 and 5 with the SEC to report their beneficial ownership of the Company’s common stock as well as certain changes in such beneficial ownership.  Based solely upon the Company’s review of such reports and written representations that no other reports were required, the Company believes that no executive officer, director or more than 10% beneficial owner failed to file required reports on Forms 3, 4 or 5 on a timely basis with respect to the fiscal year ended December 31, 2018.

DIRECTOR COMPENSATION

Retainer and Meeting Fees.  Non-employee directors of the Bank received an annual retainer of $3,000 for Bank board service during 2018. Non-employee directors of the Company received an annual retainer of $5,000 for Company board service during 2018. The Chairman received a retainer from the Company of $27,500 during 2018, but did not receive a retainer from the Bank. Annual retainers are pro-rated at one half for any director who does not serve after the annual meeting of shareholders. For 2018, all Board meetings were joint meetings of the Bank and the Company, and the fee paid to non-employee directors was $800 per meeting. Non-employee directors of the Bank and of the Company received committee fees of $300 for each committee meeting attended. Committee Chairmen for the Audit, Compensation and Benefits, and Enterprise Risk Management Committees received $800 for each committee meeting they chaired. Committee Chairman for the Governance and Nominating Committees received $400 for each committee meeting they chaired. The Chairman receives a committee fee only if he chairs the committee.

Equity Compensation.  During 2018, the Company granted restricted stock to non-employee directors under the Fauquier Bankshares, Inc. Stock Incentive Plan (the “Stock Incentive Plan”), which was approved by shareholders at the 2009 Annual Meeting.  The number of shares of restricted stock granted to each director was calculated by dividing $10,000 by the closing price of the Company’s common stock on the day prior to the day the Compensation and Benefits Committee made the grant determination.

The Compensation and Benefits Committee believes that granting restricted stock as part of director compensation better aligns the directors’ and shareholders’ long-term interest in the Company in a way that cannot be accomplished through cash compensation, and increases director ownership of Company shares in an appropriate manner.  On February 15, 2018, 466 shares of restricted stock were awarded to each non-employee director continuing in office after the 2018 Annual Meeting.  The shares automatically vested on such date but are subject to transferability restrictions that lapse on the third anniversary of the grant date. See “Executive Compensation-Stock Incentive Plan” for more information on the plan.

The following table provides compensation information for the year ended December 31, 2018 for each non-employee director.

Director Compensation

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Total
John B. Adams, Jr.	$37,400	$9,884	$47,284
Kevin T. Carter	21,500	10,005	31,505
Donna D. Flory	23,900	10,005	33,905
Randolph D. Frostick	24,700	10,005	34,705
Jay B. Keyser	27,600	10,005	37,605
Randolph T. Minter	26,800	10,005	36,805
Brian S. Montgomery	26,300	10,005	36,305
P. Kurtis Rodgers	27,300	10,005	37,305
Sterling T. Strange, III	23,200	10,005	33,205

(1)

Marc J. Bogan, the Company’s President and Chief Executive Officer during 2018, is not included in this table as he is an executive officer of the Company and thus received no compensation for his services as director.  The compensation received by Mr. Bogan as an executive officer of the Company is shown in the Summary Compensation Table in the “Executive Compensation” section.

(2)	Because each Company director also serves on the Bank’s Board of Directors, the amounts reported in this table reflect compensation for board service paid by the Company and the Bank.
(3)

Reflects the grant date fair value of the restricted stock award granted to each non-employee director on February 15, 2018 under the Stock Incentive Plan calculated in accordance with FASB ASC Topic 718 – “Compensation-Stock Compensation” and is based on the closing price of the Company’s common stock on the date prior to the grant.  The assumptions made in the valuation of the restricted stock awards are set forth in Note 12, Share-Based Compensation, in the Company’s audited financial statements for the fiscal year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2019.

EXECUTIVE OFFICER OF THE COMPANY WHO IS NOT A DIRECTOR

The following provides information on the only executive officer of the Company at December 31, 2018 who is not a director:

Christine E. Headly, 63, has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since September 2016.  Ms. Headly was Senior Vice President and Controller of the Bank from May 2013 to September 2016, and previously served as a Vice President and Controller beginning in 2007 to May 2013. Ms. Headly joined the Bank in 1999.

EXECUTIVE COMPENSATION

Compensation Philosophy.  The Company strives to be an organization where the atmosphere is satisfying, challenging and rewarding to our knowledgeable and skillful employees, which is critical to the Company’s ability to provide quality products and services to its customers, as well as a reasonable return to its shareholders.  The compensation system is an integral part of this strategy and contributes significantly to the achievement of goals and objectives for the ongoing development of the Company and its human resources.

The Company’s compensation system is designed to: (i) attract employees whose qualifications clearly meet or exceed the minimum education, experience and skills specified for each job; (ii) attract employees who are willing to be held accountable for results; (iii) retain employees who achieve the high level of results expected; (iv) motivate employees to seek additional accountability, make and communicate well-informed business decisions, and achieve greater than expected results; and (v) differentiate employees between those who perform and those who do not want to be accountable or fail to achieve results.

Overview of Compensation Program.  The Company’s Compensation and Benefits Committee (the “Committee”) approves the Company’s compensation philosophy, strategy and policy.  The Committee develops Company goals and objectives relevant to the compensation of the Chief Executive Officer and Chief Financial Officer (“named executive officers” or “NEOs”), including annual and long-term performance objectives for joint approval by the independent members of the Boards of the Company and the Bank.

With the assistance of the independent members of the Company and Bank Boards, the Committee evaluates the performance of the NEOs and sets their annual compensation, including annual salary, cash and equity incentive awards, and other direct or indirect benefits.  The Committee and the Company and Bank Boards annually approve compensation structures, job values, compensation budgets and distribution guidelines.  In addition to the Chief Executive Officer, the Human Resources Director periodically attends Committee meetings and makes presentations to the Committee on compensation and benefits matters.    The Committee meets in executive session, without the Chief Executive Officer, when discussing his compensation.

Finally, the Committee is responsible for reviewing the competitiveness of the Company’s executive compensation programs to ensure (i) the attraction and retention of senior management; (ii) the motivation of senior management to achieve the Company’s business objectives; and (iii) the alignment of key leadership with the long-term interests of the Company’s shareholders.

Establishing Executive Compensation.  The Company compensates our NEOs, and other members of senior management, through a mix of base salary, cash and equity incentive compensation, and perquisites and benefits designed to be competitive with our peer financial institutions, consisting of publicly traded banks, similar in asset size, and predominantly located in the greater Washington, D.C./Virginia markets.  Cash and equity incentive awards to senior management are made pursuant to our Management Incentive Plan and Stock Incentive Plan (together, the “Incentive Plans”), which are designed to reward company-wide performance through tying awards to selected performance goals.  Our goal is to provide our NEOs with a level of assured cash compensation in the form of base salary as well as cash and equity opportunities in the form of incentive compensation that will help recruit, retain and reward competent and effective executive talent, and at the same time align senior management’s interests with the long-term interests of our shareholders.

The compensation planning process consists of annually establishing an overall executive compensation package, allocating that compensation among base salary and cash and equity incentives under the Incentive Plans.  In order to recruit and retain top executive talent whom we expect to provide performance that will create and sustain long-term value for our shareholders, we intentionally pay overall compensation that we believe is competitive with our peer group.  Our base salaries are comparable with the base salaries paid by most of our peer group for comparable positions.  We generally offer higher compensation components in the form of cash and equity incentive compensation under our Incentive Plans, which comprises a large portion of total compensation.

Decisions regarding the base salaries for the NEOs are generally made at the Committee’s first meeting following the availability of the Company’s financial results for the prior year.  In addition to referring to proposed pay ranges, the Committee uses the prior year’s financial results to evaluate each NEO’s performance against individual performance plans for the prior year.  Generally at this meeting, the Committee also determines the extent to which the cash and equity incentive awards under the Incentive Plans for the prior year were earned by measuring actual outcomes against pre-determined performance goals.  Performance goals are made as early as practicable in the year in order to maximize the time period for the incentives associated with the awards to be achieved. The Committee’s schedule is determined several months in advance, and the proximity of granting equity awards to announcements of earnings or other market events is coincidental.  The Committee seeks the Chief Executive Officer’s input regarding the performance evaluation and compensation recommendations for the Company’s other NEO, although the Committee makes the final decision.

Base Salaries.  Based on the evaluation of each NEO’s performance against individual performance plans and the review of the Company’s overall performance in 2017, the Committee recommended, and the independent members of the Board approved, a base salary for the Chief Executive Officer of $318,797 and a base salary for the Chief Financial Officer of $176,831 for 2018.  Based on the evaluation of each NEO’s performance against individual performance plans and the review of the Company’s overall performance in 2018, the Committee recommended, and the independent members of the Board approved, a base salary for the Chief Executive Officer of $327,500 and a base salary for the Chief Financial Officer of $190,276 for 2019.

Management Incentive Plan.  Our practice is to award incentive compensation based on satisfactory completion of pre-determined performance objectives. Cash incentive awards to senior management are made pursuant to our Management Incentive Plan, which is designed to reward the achievement of company-wide performance through the tying of awards to selected performance measures.  The Committee approves the performance goals and award payouts and has the discretion to increase or decrease cash awards earned under the Management Incentive Plan.

The Committee reviewed the Company’s strategic objectives for 2018 and chose award factors relative to meeting certain primary objectives.  The NEOs’ performance goal objectives were based on the following measures of the Company’s 2018 performance:  net income, efficiency ratio, noninterest and fee income, loan growth, deposit growth, nonperforming assets, and CAMELS rating.  Performance criteria, which the Company considers confidential strategic information, is not publicly disclosed for competitive reasons.  Performance goals were scaled in order for a recipient to receive part of an award in the event a portion of the targeted goals were achieved.

The 2018 annual target award opportunity for the Chief Executive Officer was 40% of base salary and for the Chief Financial Officer was 30% of base salary.  Based on the results of the pre-determined goals, an amount in excess of the full targeted payout opportunity was awarded.  For our Chief Executive Officer and Chief Financial Officer, non-equity incentive compensation was $148,898 and $70,971, respectively.

Stock Incentive Plan.  The Company believes that ownership of the Company’s common stock will motivate those for the successful conduct of its business, and will better align their interests with the interests of the Company’s shareholders.  The Stock Incentive Plan was adopted by the Board of Directors of the Company on March 19, 2009 and approved by the shareholders on May 19, 2009 at the Company’s 2009 Annual Meeting.

Under the Stock Incentive Plan, incentive and non-statutory stock options, restricted stock, restricted stock units and other stock-based awards may be granted to employees and directors.  The plan makes available up to 350,000 shares for issuance to participants under the plan.  No more than 200,000 shares may be issued in connection with any type of award other than stock appreciation rights or incentive stock options.

The Stock Incentive Plan is administered by the Committee, which determines the employees to be granted options, restricted stock awards, restricted stock units or other stock-based awards, whether such options will be incentive or non-statutory options, the number of shares subject to each option or award, whether such options may be exercised by delivering other shares of common stock, and when such options or awards vest.

We have granted equity awards under the Stock Incentive Plan, and historically those awards have been made in the forms of restricted stock and restricted stock units. The Committee believes that restricted stock and restricted stock units are generally more effective than stock options when aligning the interests of the executives with those of the Company’s shareholders.  The overall target award opportunity is defined as a percentage of base salary, divided equally between awards of restricted stock that have a time-based vesting component and restricted stock units that have a performance-based vesting component.  The restricted stock awards vest according to a three-year cliff, becoming fully vested after three full years of continued employment.  The restricted stock unit awards are earned at the end of a three-year performance period depending on the average of the Company’s past three years’ actual return on average equity performance relative to the defined SNL National Peer Group’s average over the three-year period.  Each performance-based restricted stock unit award agreement allows the award to be issued in stock at 50% of the value of the award and in cash at 50% of the value of the award, to allow for applicable taxes withheld by the participants.  The shares and cash relating to the performance-based restricted stock units awarded in 2018 will be provided to the NEOs based on the performance requirements at December 31, 2020.

The 2018 annual target award opportunity for the Chief Executive Officer was 35% of base salary and for the Chief Financial Officer was 25% of base salary. For our Chief Executive Officer and Chief Financial Officer, the value of time-based restricted stock and performance-based restricted stock units awarded totaled $111,558 and $44,228, respectively, for 2018.  The grants of time-based restricted stock and performance-based restricted stock units were made on February 15, 2018 under the Stock Incentive Plan.

401(k) Savings Plan.  To encourage saving for retirement and as a retention tool, the Bank maintains a defined contribution 401(k) savings plan (the “401(k) Savings Plan”), covering employees on the first day of hire who are at least 18 years of age and work at least 20 hours per week. Under the plan, participants may contribute an amount up to the Internal Revenue Service maximum amount of their covered compensation for the year.  Eligible participants receive a 3% employer contribution that is 100% vested.  In addition, eligible participants receive a 100% match on the first 6% of compensation deferred.

Supplemental Executive Retirement Plan.  In 2005, the Company adopted a Supplemental Executive Retirement Plan for executives (the “Executive SERP”), which is a supplemental benefit plan designed to ensure that participants will have, upon retirement from the Company or its subsidiaries, retirement benefits targeted at 70% (prorated if the participant has fewer than 10 years of benefit service) of base salary and incentive pay when added together with benefits provided through Social Security, the Company’s non-contributory defined benefit plan (terminated in 2009), and employer contributions to the 401(k) Savings Plan.  A participant’s employee contributions to the 401(k) Savings Plan are not taken into account in determining the 70% target and thus will increase the total retirement benefits available to the participant.

The Company adopted this plan to provide consistent retirement benefits as a percent of final compensation for individuals whose retirement compensation under any qualified retirement plan sponsored by the Company or the Bank is limited by maximums imposed on these plans by law.  Employees eligible to participate in the Executive SERP during 2018 included Mr. Bogan and any individuals designated by the Board of Directors as plan participants. Subject to certain specified forfeiture events (termination of employment for cause, pre-change in control competition, or unauthorized disclosure of confidential information), an eligible employee will have a vested and non-forfeitable right in supplemental retirement benefits under the Executive SERP upon the first of the following events to occur while being an active participant in the Executive SERP: (i) the participant meets the age and service requirements for early retirement under the Executive SERP (60 years of age with 10 years of vesting service); (ii) the participant reaches normal retirement date (65 years of age); (iii) the participant retires on a disability retirement date (first day of the month following the date participant retires as a result of a disability); or (iv) a change in control of the Company or the Bank.

Supplemental retirement benefits are payable under the Executive SERP for 180 months (15 years), with the amount payable reduced actuarially in the event payment begins before the participant reaches the normal retirement date. If the participant dies before receiving monthly payments for 180 months, the remaining monthly benefits will be paid to the participant’s beneficiary until the Executive SERP has made a total of 180 monthly payments. In addition, the Executive SERP provides a pre-retirement death benefit payable for 15 years to the participant’s beneficiary, with the amount payable reduced actuarially in the event payment begins before the participant reaches the normal retirement date.

On September 21, 2016, the Company entered into a participation agreement with Mr. Bogan relating to the Executive SERP.  Mr. Bogan has not met the vesting requirements for the plan.  Based on contribution rates and plan provisions and assumptions in effect on January 1, 2018, with retirement at age 65, the estimated monthly retirement benefit for Mr. Bogan under the Executive SERP is $2,326.

On January 19, 2017, the Company entered into a separate Supplemental Executive Retirement Plan agreement with Ms. Headly.  Supplemental retirement benefits are payable under this plan for 15 years with the amount payable accruing after each year of service.  At the end of 2018, Ms. Headly had a 50% vested annual benefit of $5,000.  Each year after 2017 the annual vested benefit increases 25% or $2,500 until attainment of age 65, at which time she will be fully vested with an annual benefit of $10,000.

Employment Agreement With Chief Executive Officer.  On June 6, 2016, we entered into an employment agreement with Mr. Bogan effective February 18, 2016 with an initial term until December 31, 2019.  The Board determined that an employment agreement with Mr. Bogan was appropriate because it clarifies the terms of his employment and ensures the Company and the Bank are protected by non-compete, non-solicitation and confidentiality provisions in the event Mr. Bogan ceases employment.  In addition, the Board believes an employment agreement is necessary to attract and retain a qualified Chief Executive Officer in our industry.  Beginning December 31, 2017 and on each December 31st thereafter, the term of the employment agreement is automatically extended for an additional year so as to terminate three years from each renewal date, unless the Company notifies Mr. Bogan in writing prior to the renewal date.

Under the agreement, Mr. Bogan serves as the Chief Executive Officer of the Company and the Bank at an annual base salary of not less than $310,000 per year.  The base salary may be increased or decreased in the sole discretion of the Committee or the Board of Directors of the Company, but not below the minimum amount of $310,000. The agreement also provides that Mr. Bogan is eligible to participate in the Company’s short and long-term incentive plans, with targeted performance levels for the Company to be established by the Committee or the Board.  Any incentive-based compensation or award to which Mr. Bogan is entitled is subject to clawback by the Company as required by applicable federal law. The agreement further provides that Mr. Bogan is eligible to participate in any employee benefit plans that are provided for executive management, including group medical, disability and life insurance, paid time off and retirement.  More information regarding Mr. Bogan’s employment agreement is provided under “Potential Payments Upon Termination or Change in Control.”

Employment Agreement With Chief Financial Officer.  On February 8, 2017, we entered into an employment agreement with Ms. Headly effective February 8, 2017 with an initial term until December 31, 2019.  The Board determined that an employment agreement with Ms. Headly was appropriate because it clarifies the terms of her employment and ensures the Company and the Bank are protected by non-compete, non-solicitation and confidentiality provisions in the event Ms. Headly ceases employment.  In addition, the Board believes an employment agreement is necessary to attract and retain a qualified Chief Financial Officer in our industry.  Beginning December 31, 2017 and on each December 31st thereafter, the term of the employment agreement is automatically extended for an additional year so as to terminate two years from each renewal date, unless the Company notifies Ms. Headly in writing prior to the renewal date.

Under the agreement, Ms. Headly serves as the Chief Financial Officer of the Company and the Bank at an annual base salary of not less than $160,000 per year.  The base salary may be increased or decreased in the sole discretion of the Committee or the Board of Directors of the Company, but not below the minimum amount of $160,000.  The agreement also provides that Ms. Headly is eligible to participate in the short and long-term incentive plans, with targeted performance levels for the Company to be established by the Committee or the Board.  Any incentive-based compensation or award to which Ms. Headly is entitled is subject to clawback by the Company as required by applicable federal law.  The agreement further provides that Ms. Headly is eligible to participate in any employee benefit plans that are provided for senior management, including group medical, disability and life insurance, paid time off and retirement.  More information regarding Ms. Headly’s employment agreement is provided under “Potential Payments Upon Termination or Change in Control.”

Summary Compensation Table

The following table summarizes the total compensation of the Company’s Chief Executive Officer and Chief Financial Officer for the years ended December 31, 2018 and 2017.  The Company did not have any other executive officers during 2018.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Marc J. Bogan President & Chief Executive Officer	2018	$318,797	$111,558	$148,898	$88,928	$40,665	$708,846
	2017	$310,000	$108,500	$123,588	$65,440	$70,264	$677,792

Christine E. Headly Executive Vice President & Chief Financial Officer	2018	$176,831	$44,228	$70,971	$29,360	$18,625	$340,015
	2017	$160,000	$40,005	$46,960	$26,280	$15,528	$288,773

(1)

The amounts in this column represent the grant date fair value of equity awards in the year granted, in accordance with FASB ASC Topic 718.  For 2018, the awards included time-based restricted stock and performance-based restricted stock units.  Performance-based awards in the above table assume the probable outcome of performance conditions is equal to the target potential value of the awards.  The assumptions made in the valuation of the stock awards are set forth in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2019.

(2)	The amounts in this column represent the amounts of cash incentive compensation earned for the years indicated.
(3)

The amounts in this column reflect the actuarial increase in the present value of the NEOs accumulated benefit under the Executive SERP, for Mr. Bogan and the Supplemental Executive Retirement Plan agreement, for Ms. Headly, determined using factors consistent with those used in the Company’s audited financial statements.

(4)

The amounts in this column consist of, for 2018 for Mr. Bogan, an automobile allowance of $11,400, club dues reimbursements of $428, a 401(k) Savings Plan company match of $16,500, a 401(k) Savings Plan employer contribution of $8,250, and $4,087 in cumulative dividends received during 2018 on restricted stock; and for Ms. Headly, a health and welfare benefit of $200, a 401(k) Savings Plan company match of $10,593, a 401(k) Savings Plan employer contribution of $6,705, and $1,127 in cumulative dividends received during 2018 on restricted stock.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table includes certain information with respect to the value of all previously awarded unvested restricted stock awards held by the NEOs at December 31, 2018.   Neither of the NEOs own any unexercised options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Marc J. Bogan	2,598	(2)	$49,830	2,598	(3)	$49,830
	3,100	(4)	$59,458	3,100	(5)	$59,458
	3,466	(6)	$66,478	3,466	(7)	$66,478

Christine E. Headly	1,030	(2)	$19,755	1,030	(3)	$19,755
	1,143	(4)	$21,923	1,143	(5)	$21,923
	433	(8)	$8,305	433	(9)	$8,305

(1)	The amounts in this column represent the number of shares of restricted stock held multiplied by the closing price of the Company’s common stock of $19.18 per share on December 31, 2018.
(2)	These shares of restricted stock were awarded on February 15, 2018 under the Stock Incentive Plan and vest in full on the third anniversary of the grant date.
(3)

These restricted stock units were awarded on February 15, 2018 under the Stock Incentive Plan and will be earned on December 31, 2020 contingent on actual performance of predefined measures.  Each restricted stock unit is equivalent to one share of Company common stock.

(4)	These shares of restricted stock were awarded on February 16, 2017 under the Stock Incentive Plan and vest in full on the third anniversary of the grant date.
(5)

These restricted stock units were awarded on February 16, 2017 under the Stock Incentive Plan and will be earned on December 31, 2020 contingent on actual performance of predefined measures.  Each restricted stock unit is equivalent to one share of Company common stock.

(6)	These shares of restricted stock were awarded on March 31, 2016 under the Stock Incentive Plan and vest in full on the third anniversary of the grant date.
(7)

These restricted stock units were awarded on March 31, 2016 under the Stock Incentive Plan and will be earned on December 31, 2019 contingent on actual performance of predefined measures.  Each restricted stock unit is equivalent to one share of Company common stock.

(8)	These shares of restricted stock were awarded on November 17, 2016 under the Stock Incentive Plan and vest in full on the third anniversary of the grant date.
(9)

These restricted stock units were awarded on November 17, 2016 under the Stock Incentive Plan and will be earned on December 31, 2019 contingent on actual performance of predefined measures.  Each restricted stock unit is equivalent to one share of Company common stock.

Potential Payments Upon Termination or Change in Control

The section below describes the payments that may be made to the NEOs upon certain termination events or upon a change in control of the Company.

Employment Agreement with Mr. Bogan.  In addition to the provisions described earlier under “Employment Agreement with Chief Executive Officer,” the agreement provides that Mr. Bogan will be entitled to receive certain severance payments in the event of a termination of employment under certain circumstances.  If the Company terminates Mr. Bogan’s employment without “cause” or Mr. Bogan terminates his employment with “good reason” (as such terms are defined in the agreement), in a non-change in control context, he will receive (i) any earned but unpaid incentive bonus with respect to any completed calendar year immediately preceding the date of termination, (ii) the product of the annual cash bonus paid or payable, including by reason or deferral, for the most recently completed year and a fraction, the numerator of which is the number of days in the current year through the date of termination and the denominator of which is 365, and (iii) base salary in effect on the date of termination for a period of 24 months from the date of termination.  In addition, if he elects coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), Mr. Bogan will be entitled to a reimbursement of the difference between the monthly COBRA premium amount paid by Mr. Bogan for him and his eligible dependents and the monthly premium paid by the Company for similarly situated active employees, provided that such benefits will not extend beyond the 18-month period permitted by COBRA.

If Mr. Bogan’s employment ends due to death prior to a “change in control” of the Company (as such term is defined in the agreement), the Company will continue to pay his base salary for three months following the month of his death to his designated beneficiary.  If Mr. Bogan’s employment ends due to his termination by the Company for cause, or if he resigns his position without good reason or, prior to a change in control of the Company, he is terminated as a result of his incapacity, he would not be entitled to any additional compensation, bonus or benefits under the agreement.

If Mr. Bogan’s employment is terminated by him for good reason or by the Company on account of its failure to renew the agreement or without cause (other than on account of his death or incapacity), in each case within 36 months following a change in control of the Company, he is entitled to receive the following payments and benefits, provided he signs a release in favor of the Company: (i) the sum of (a) any accrued but unpaid base salary, unreimbursed expenses and such employee benefits (including equity compensation) to which he is entitled, (b) the amount, if any, of any earned but unpaid incentive or bonus compensation with respect to any completed calendar year immediately preceding the date of termination, (c) the product of the annual cash bonus paid or payable for the most recently completed year and a fraction, the numerator of which is the number of days in the current year through the date of termination and the denominator of which is 365, and (d) any benefits or awards (including cash and stock components) which pursuant to the terms of any plans, policies or programs have been earned or become payable, but which have not been paid; (ii) a lump sum payment amount equal to 2.99 times the total of (a) his base salary in effect at the date of termination plus (b) the highest annual cash bonus paid or payable for the two most recently completed years; and (iii) reimbursement of the difference between the monthly COBRA premium amount paid by Mr. Bogan for him and his eligible dependents and the monthly premium paid by the Company for similarly situated active employees, provided that such benefits will not extend beyond the 18-month period permitted by COBRA.

Mr. Bogan will be subject to two-year noncompetition restriction and a two-year nonsolicitation restriction following the termination of his employment for any reason.

Employment Agreement with Ms. Headly.  In addition to the provisions described earlier under “Employment Agreement with Chief Financial Officer,” the agreement provides that Ms. Headly will be entitled to receive certain severance payments in the event of a termination of employment under certain circumstances.  Ms. Headly’s employment agreement contains substantially similar terms as the employment agreement for Mr. Bogan with respect to severance payments in the event of a termination of employment, except that in the event Ms. Headly’s employment is terminated by her for good reason or by the Company on account of its failure to renew the agreement or without cause (other than on account of her death or incapacity), in each case within 36 months following a change in control of the Company, her lump sum payment amount is equal to 1.99 times the total of (i) her base salary in effect at the date of termination plus (ii) the highest annual cash bonus paid or payable for the two most recently completed years.

Ms. Headly will be subject to two-year noncompetition restriction and a two-year nonsolicitation restriction following the termination of her employment for any reason.

Equity Awards.  Our restricted stock grants normally vest on the third anniversary of the date of grant, if the conditions with respect to the grants are met.  In addition to any equity vesting provisions contained in the employment agreements we have with our NEOs, under the terms of their restricted stock agreements, early vesting of their restricted stock occurs upon any of the following events (as defined in the Stock Incentive Plan): (i) the occurrence of a “change in control,” (ii) the executive’s death while an employee, (iii) the executive’s disability while an employee, (iv) the executive’s retirement, or (v) the termination of the executive’s employment by the Company or a subsidiary other than for “just cause” or “cause” under circumstances where the plan committee provides for special vesting rules or restrictions and waives the otherwise applicable automatic forfeiture on cessation of employment.

Executive SERP.  The benefits payable to (i) Mr. Bogan under the Executive SERP and (ii) Ms. Headly under her Supplemental Executive Retirement Plan Agreement upon termination are described under “Supplemental Executive Retirement Plan.”

The following table shows the estimated payments for the NEOs upon the described termination events or upon a change in control of the Company, based on following assumptions:

•	The table assumes each termination event or the change in control occurred on December 31, 2018, and assumes a stock price of $19.18, which was the Company’s closing stock price on December 31, 2018.
•	The amounts reflected in the following table are estimates, as the actual amounts to be paid to the NEO can only be determined at the time of termination or change in control.
•	In any case where a choice of payment is permitted, the table assumes all amounts were paid in a lump sum.
•

Except as noted in the table below, at termination, an NEO is entitled to receive all amounts accrued and vested under our 401(k) Savings Plan according to the same terms as other employees participating in those plans, whose benefits are not shown in the table below.

•

The NEO is entitled to receive amounts earned during the term of employment regardless of the manner in which the NEO’s employment is terminated.  These amounts include base salary, unused vacation pay, and vested stock or option awards.  These amounts are not shown in the table below.

•

Except as provided in their employment agreements, the NEO generally must be employed by the Company or the Bank on December 31, 2018 in order to receive any cash award under the Management Incentive Plan for 2018.  In the event a termination occurs on an earlier date, the Committee has the discretion to award the employee an annual cash incentive under the plan.  Discretionary annual cash compensation payments would not typically be awarded in the event of termination by the Company for cause or termination by the NEOs without good reason.

	Termination with no Change in Control						Termination with Change in Control
Benefits & Payments Upon Termination	Death	Disability (1)	Termination without Cause or Resignation for Good Reason	Termination for Cause or Resignation without Good Reason	Retirement	Change in Control with or without Termination (2)	Death	Disability	Termination without Cause or Resignation for Good Reason (3)	Termination for Cause or Resignation without Good Reason	Resignation for Other than Good Reason including Retirement
Marc J. Bogan President & Chief Executive Officer
Compensation:
Base Salary	$79,699	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Long-Term Incentive:
Restricted Stock Vesting	351,531	351,531	351,531	—	351,531	351,531	—	—	—	—	—
Benefits & Perquisites:
Severance:
Base Salary Continuation	—	—	637,594	—	—	—	—	—	1,398,408	—	—
Bonus Continuation	148,898	148,898	148,898	—	148,898	—	148,898	148,898	148,898	—	148,898
Health & Welfare Coverage (4)	—	—	205	—	—	—	—	—	205	—	—
Long-Term Disability	—	195	—	—	—	—	—	195	—	—	—
Paid Time Off	30,654	30,654	30,654	30,654	30,654	—	30,654	30,654	30,654	30,654	30,654
SERP	—	—	—	—	—	—	759,957	759,957	759,957	—	759,957
Total Value	$610,782	$531,278	$1,168,882	$30,654	$531,083	$351,531	$939,509	$939,704	$2,338,122	$30,654	$939,509

Christine E. Headly Executive Vice President & Chief Financial Officer
Compensation:
Base Salary	$44,208	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Long-Term Incentive:
Restricted Stock Vesting	99,966	99,966	99,966	—	99,966	99,966	—	—	—	—	—
Benefits & Perquisites:
Severance:
Base Salary Continuation	—	—	353,662	—	—	—	—	—	493,126	—	—
Bonus Continuation	70,971	70,971	70,971	—	70,971	—	70,971	70,971	70,971	—	70,971
Health & Welfare Coverage (4)	—	—	1,228	—	—	—	—	—	1,228	—	—
Long-Term Disability	—	38	—	—	—	—	—	38	—	—	—
Paid Time Off	17,003	17,003	17,003	17,003	17,003	—	17,003	17,003	17,003	17,003	17,003
SERP	—	—	—	—	—	—	57,371	57,371	57,371	—	57,371
Total Value	$232,148	$187,978	$542,830	$17,003	$187,940	$99,966	$145,345	$145,383	$639,699	$17,003	$145,345

(1)	Assumes disability continues through retirement age of 65.
(2)	These benefits are received upon a change in control whether or not the NEO is terminated in connection with the change in control.
(3)	These amounts may be reduced in order to avoid excess parachute payments under Section 280G of the Internal Revenue Code, in accordance with the executive’s agreement.
(4)	Represents the difference between the NEO’s premium payments and the Company’s premium payments for continued health and welfare coverage.

RELATED PARTY TRANSACTIONS

Pursuant to our Code of Business Conduct and Ethics, all directors (including our NEOs) are prohibited from being a consultant to (excluding an attorney), a director, officer, or employee of, or otherwise operate, another bank or financial institution that markets products or services in competition with the Bank.  Our Chief Executive Officer implements our Code of Business Conduct and Ethics and is responsible for overseeing compliance with the Code of Business Conduct and Ethics.

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with executive officers, directors, their immediate families and affiliated companies in which they are principal shareholders.  Such loans were made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.  At December 31, 2018, these loans amounted to approximately $2.7 million in the aggregate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the most recent practicable date, the number and percentage of shares of Company common stock beneficially held by persons known by the Company to be the owners of more than 5% of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	294,000 (1)	7.77%
Ategra Community Financial Institution Fund, L.P. Jacques Rebibo 8229 Boone Blvd., Suite 305 Vienna, VA 22182	259,557 (2)	6.86%
Daniel R. Long, III, CFA 588 Eagle Watch Lane Osprey, FL 34229	201,849 (3)	5.33%

(1)

Based on a Schedule 13G/A filed with the SEC on January 14, 2019 by Royce & Associates, LLC (“Royce”).  Pursuant to the Schedule 13G/A, as of December 31, 2018, Royce was the beneficial owner of 294,000 shares of Company common stock and had sole voting power and sole investment power with respect to all 294,000 shares.

(2)

Based on a Schedule 13G/A filed with the SEC on January 31, 2019 by (i) Ategra Community Financial Institution Fund, L.P., (“ACFIF”), (ii) Ategra GP, LLC (“AGP”), (iii) Ategra Capital Management, LLC (“ACM”), (iv) Jonathan Holtaway, and (v) Jacques Rebibo.  Pursuant to the Schedule 13G/A, as of December 31, 2018, ACFIF, AGP, ACM, Mr. Holtaway and Mr. Rebibo were each the beneficial owners of 257,557 shares of Company common stock and had shared voting power and shared investment power with respect to all 257,557 shares.  The Schedule 13G/A also states that, as of such date, Mr. Rebibo was also the beneficial owner of 2,000 shares of Company common stock and had sole voting power and sole investment power with respect to all 2,000 shares; accordingly, pursuant to Schedule 13G/A, in the aggregate, Mr. Rebibo is a beneficial owner of 259,557 shares of Company common stock and had shared voting power and shared investment power with respect to all 259,557 shares.

(3)

Based on a Schedule 13D filed with the SEC on March 25, 2019 by Daniel R. Long, III, CFA.  Pursuant to the Schedule 13D, as of February 7, 2019, Mr. Long was the beneficial owner of 201,849 shares of Company common stock and had sole voting power and sole investment power with respect to 197,049 shares and only investment power with respect to certain other shares held by family members of Mr. Long.

The Company has a Stock Ownership Policy which requires all directors to acquire (prior to the later of November 20, 2013 or within five years of becoming a director), and retain a minimum of 5,000 shares of the Company’s common stock. The policy requires that within five years of being named executive officers, the Chief Executive Officer must retain a minimum of 25,000 shares and other NEOs must retain a minimum of 15,000 shares of common stock.

The following table sets forth, as of March 15, 2019, the number and percentage of shares of Company common stock held by each director and nominee for director of the Company, each of the NEOs and all directors and executive officers of the Company as a group.

Name of Beneficial Owner(s)	Amount and Nature of Beneficial Ownership		Percent of Class
John B. Adams, Jr.	24,976		*
Marc J. Bogan	12,336		*
Kevin T. Carter	3,639		*
Donna D. Flory	4,612	(1)	*
Randolph D. Frostick	8,099		*
Christine E. Headly	6,112	(2)	*
Jay B. Keyser	8,859	(3)	*
Randolph T. Minter	39,292		1.04%
Brian S. Montgomery	40,120	(4)	1.06%
P. Kurtis Rodgers	11,680		*
Sterling T. Strange, III	7,508		*

All directors and executive officers as a group (11 persons)	167,233		4.42%

*	Percentage ownership is less than one percent (1.00%) of the outstanding shares of common stock.
(1)	Includes 2,547 shares held jointly with spouse, over which Ms. Flory shares voting and investment power.
(2)	Includes 500 shares held jointly with spouse, over which Ms. Headly shares voting and investment power.
(3)	Includes 6,794 shares held in the Jay B. Keyser Revocable Trust, over which Mr. Keyser shares voting and investment power, with spouse.
(4)	Includes 10,376 shares held jointly with spouse, over which Mr. Montgomery shares voting and investment power.

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.  All shares of common stock indicated in the above table are subject to the sole investment and voting power of the identified director or officer, except as otherwise set forth in the footnotes, except that shares of restricted stock over which the individual has sole voting power but does not have investment power until transferability restrictions have lapsed, are not specifically identified.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.  The Committee’s responsibilities include providing for effective external audits of all corporate subsidiaries by a suitable independent registered public accounting firm, providing for an effective and efficient internal audit program to serve all subsidiaries in an examining and advisory capacity, assisting the Board of Directors in fulfilling its fiduciary responsibilities for financial reporting and internal accounting and operations controls, and to act as an agent for the Board of Directors to help ensure the independence of internal and external auditors, the integrity of management, and the adequacy of disclosure to shareholders.

The Company’s management is responsible for preparing the Company’s financial statements.  The Company’s independent registered public accounting firm, Brown, Edwards & Company, L.L.P. (“Brown Edwards”), is responsible for performing an integrated independent audit of the Company’s consolidated financial statements and internal control over financial reporting and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles and on the effectiveness of internal control over financial reporting.  The Committee’s responsibility is to monitor the Company’s financial reporting process and report its findings to the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2018 with the Company’s management.  The Audit Committee has discussed with Brown Edwards the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee has received from Brown Edwards written disclosures regarding the independent registered public accounting firm’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committee Concerning Independence, and has discussed with Brown Edwards its independence.  In that regard, the Audit Committee has considered whether the provision by Brown Edwards of certain limited permissible non-audit services in addition to its audit services, is compatible with maintaining that firm’s independence and has determined that it is.

Based on the review and discussions referred to above, the Audit Committee recommended to, and the Board of Directors approved, the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

The five members of the Audit Committee are independent as defined by the Nasdaq listing standards and applicable SEC regulations.

Audit Committee:

Jay B. Keyser, Chairman

John B. Adams, Jr.

Donna D. Flory

P. Kurtis Rodgers

Sterling T. Strange, III

PRINCIPAL ACCOUNTANT FEES

The Company’s independent registered public accounting firm, Brown Edwards, and the Company’s previous registered public independent accounting firm, Smith Elliott Kearns & Company, LLC, billed the following fees for services provided to the Company for the years ended December 31, 2018 and 2017.

	Year Ended December 31,
	2017	2018
Audit fees (1)	$80,059	$105,559
Audit-related fees (2)	13,941	13,941
Tax fees	-	-
All other fees	-	-
Total	$94,000	$119,500

(1)	Audit fees consist of audit and review services, consents and review of documents filed with the SEC. For 2018, audit fees also include an attestation report on internal controls under SEC rules.
(2)	Audit-related fees consist of employee benefit plan audits, Housing and Urban Development audits, audits of the Federal Family Education Loan Program and the review of quarterly earnings releases.

The Audit Committee considers the provision of all of the above services by Brown Edwards to be compatible with maintaining the independence of Brown Edwards, the Company’s independent registered public accounting firm during 2017 and 2018.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 22, 2017, the Audit Committee approved the selection of Brown Edwards to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017.  The selection of Brown Edwards was effective March 27, 2017.  On March 22, 2017, the Company notified Smith Elliott Kearns & Company, LLC (“Smith Elliott”) that it had been dismissed as the Company’s independent registered public accounting firm effective March 27, 2017. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee.

Smith Elliott performed audits of the consolidated financial statements of the Company for the years ended December 31, 2016 and 2015.  The audit reports of Smith Elliott on the consolidated financial statements of the Company as of and for the years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2016 and 2015 and from January 1, 2017 through March 27, 2017, (i) there were no disagreements with Smith Elliott on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures that, if not resolved to Smith Elliott’s satisfaction, would have caused Smith Elliott to make reference in connection to their opinion to the subject matter of the disagreement and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the SEC.

During the two most recent fiscal years ended December 31, 2016 and 2015 and from January 1, 2017 through March 27, 2017, neither the Company nor anyone on its behalf consulted Brown Edwards  regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Brown Edwards concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.  During the two most recent fiscal years ended December 31, 2016 and 2015 and from January 1, 2017 through March 27, 2017, neither the Company nor anyone on its behalf consulted Brown Edwards regarding any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

PRE-APPROVAL POLICIES

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent registered public accounting firm.  The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provisions of such services does not impair the accountants’ independence.  The Audit Committee has delegated interim pre-approval authority to Mr. Keyser, Chairman of the Audit Committee.  Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting.  The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

PROPOSAL TWO:  ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As part of implementing the “say on pay” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, pursuant to applicable rules, the SEC requires a separate and non-binding shareholder vote to approve the compensation of the named executive officers in the proxy statement.  This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. At the Company’s 2013 Annual Meeting, the shareholders voted in favor of having an advisory (non-binding) vote on executive compensation every year. Accordingly, shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Fauquier Bankshares, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section, the accompanying compensation tables and the related narrative disclosure in this proxy statement.”

As stated above, this is an advisory vote only.  Approval of the proposed resolution requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

The Company believes its compensation policies and procedures are strongly aligned with the long-term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors.  However, the Compensation and Benefits Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends that you vote “FOR” the approval of the above resolution and “FOR” Proposal Two.

PROPOSAL THREE: FREQUENCY OF THE ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The SEC has also promulgated rules as to when shareholder advisory votes should be held to approve the compensation of the named executive officers as disclosed in the proxy statement.  This proposal is commonly referred to as “say on frequency” and the vote on the say on frequency is a shareholders’ advisory (non-binding) vote.  The shareholders have the following choices regarding how often to hold the “say on pay” vote: every one, two or three years.  Shareholders may also abstain from the vote.  This non-binding vote on frequency will be provided at least once every six years and was last considered by the Company’s shareholders at the Company’s 2013 Annual Meeting.

The Board of Directors recommends an advisory “say on pay” vote each year because such frequency provides the highest level of accountability and communication by having the shareholders vote correspond with the most recent compensation information presented in the proxy statement for the Company’s annual meeting.

As stated above, this is an advisory vote only.  Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors.  Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the Compensation and Benefits Committee of the Board of Directors will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors recommends that you vote FOR a frequency of “One Year” for future advisory votes on executive compensation.

PROPOSAL FOUR: APPROVAL OF THE FAUQUIER BANKSHARES, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

General.  The Board of Directors has adopted, subject to approval by the Company’s shareholders, the Fauquier Bankshares Inc. Amended and Restated Stock Incentive Plan (the “Amended Plan”). The Amended Plan is designed to promote the interests of Fauquier Bankshares Inc. and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, directors and consultants upon whose judgment, interest and efforts the financial success and growth of the business of the Company and the Bank largely depend.

If approved by shareholders, a total of 350,000 shares of common stock will be reserved for issuance under the Amended Plan.  The Company is asking shareholders to approve the Amended Plan because the Stock Incentive Plan approved by shareholders in 2009 will terminate on December 31, 2019.   If the Amended Plan is approved, the Stock Incentive Plan will be superseded and no shares of common stock will be available for issuance thereunder, other than shares already subject to outstanding equity awards under such plan. Outstanding awards under the Stock Incentive Plan will be administered in accordance with their terms under such plan.

The material terms of the Amended Plan are summarized below.  Because this is a summary, it may not contain all the information that shareholders may consider important.  In order to aid understanding of the plan, the full text of the Amended Plan, as proposed for adoption and approval by shareholders, is provided as Appendix A to this proxy statement.

Executive Summary. The following is a summary of the key provisions of the Amended Plan, including important features that enable the Company to maintain sound governance practices in granting awards.

Award Types:  The following types of awards will be available for issuance under the Amended Plan:

➢	nonstatutory and incentive stock options;

➢	restricted stock; and

➢	other stock-based awards, such as restricted stock units and stock appreciation rights.

Eligible Participants:  All employees, directors and consultants of the Company and its subsidiaries.

Shares Reserved under the Amended Plan:  A total of 350,000 shares of the Company’s common stock are reserved for issuance under the Amended Plan.  The number of shares available for issuance under the Amended Plan is subject to adjustment to reflect stock splits, stock dividends and similar events.

Shares Reserved under the Amended Plan as a Percentage of Outstanding Common Stock as of December 31, 2018: 9.27%

No Liberal Share Recycling:  Under the Amended Plan, shares of the Company’s common stock used to pay the exercise price of a stock option or to satisfy tax withholding obligations in connection with an award will not be added back (recycled) to the aggregate plan limit.

No Discounted Stock Options:  The Amended Plan prohibits the grant of stock options with an exercise price less than the fair market value of the Company’s common stock on the grant date.

Protective Provisions:  The Amended Plan provides for the possible forfeiture of outstanding awards upon a participant’s termination for cause and adds provisions subjecting all awards under the plan to the terms of any recoupment or clawback required by law or government regulation (or similar policy in effect at the Company).

Term of the Plan:  No awards may be granted under the Amended Plan on and after May 21, 2029, the termination date of the plan if it is approved by shareholders at the Annual Meeting.

Equity Plan Information.  The following table provides information relating to the outstanding equity awards, which consists of only restricted stock awards and restricted stock units, at year-end for the past three years and the number of full-value awards, which consists of only restricted stock awards and restricted stock units, granted during this three-year period.

For the Year Ended December 31,	2018	2017	2016
Full value awards granted:
Restricted stock awards	11,527	15,664	19,209
Restricted stock units	6,867	10,525	14,382
Basic weighted average shares	3,772,421	3,764,690	3,753,757
Full value awards outstanding:
Restricted stock awards	22,569	18,062	18,045
Restricted stock units	22,103	18,062	18,045
Common shares outstanding	3,773,836	3,762,677	3,753,919

Purpose. The purpose of the Amended Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and consultants, through the use of stock and stock-based incentives that promote and recognize the financial success and growth of the Company.  The Company believes that ownership of Company’s common stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company depends for the successful conduct of its business, and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.

Shares Available for Issuance.  Subject to approval by shareholders, the aggregate number of shares reserved for issuance under the Amended Plan is 350,000.  Of this total, 200,000 shares may be issued pursuant to the exercise of incentive stock options.  If any award granted under the Amended Plan is canceled, forfeited or expires before exercise, vesting or settlement, or payment, in full or in part, the shares associated with such award will be available for future awards under the Amended Plan.  In contrast, any shares withheld by the Company, delivered by a participant, or otherwise used to pay an option exercise price or withholding taxes associated with an award will not be available for future awards under the Amended Plan.  Further, in the event shares are withheld or delivered by a participant in connection with an option exercise, the number of shares available for future awards will be reduced by the gross number of shares to which the exercise relates, rather than the net number of new shares issued upon exercise.

With certain limitations, the 350,000 share limit, the incentive stock option limit, the terms of outstanding awards and the individual annual award limits (described below) will be adjusted by the Compensation Committee (as defined below) in an equitable and proportionate manner to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Amended Plan in the event of any stock dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization.

To date, no awards have been granted under the Amended Plan.

Annual Limit on Awards. The maximum number of shares with respect to which awards may be granted in any calendar year to any individual other than a non-employee director will be 25,000 shares.  Non-employee directors may only receive awards for a maximum number of 5,000 shares of common stock in any calendar year.

Administration. The Amended Plan will be administered by the Compensation and Benefits Committee (the “Compensation Committee”) of the Company’s Board of Directors, a committee which is composed entirely of independent directors.  The Compensation Committee will have the power to select award recipients and grant awards on terms the Compensation Committee considers appropriate.  In addition, the Compensation Committee will have the authority to interpret the Amended Plan, to adopt, amend or waive rules and regulations for the Amended Plan’s administration, and to make all other determinations for administration of the Amended Plan.  The Compensation Committee may delegate all or part of its authority to one or more officers of the Company with respect to awards to individuals not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility. Any employee or director of, or consultant to, the Company or an affiliate (as defined below) of the Company who, in the judgment of the Compensation Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a participant.  For this purpose, an affiliate is a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.  The Bank is considered an affiliate of the Company.  As of March 31, 2019, the Company and its affiliates employed approximately 145 individuals (of which 55 were officers) and as of such date, there were 9 non-employee directors of the Company and its affiliates.

Types of Awards.

Stock Options.  Stock options granted under the Amended Plan may be incentive stock options, which meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code”), and options that do not qualify as incentive stock options (“nonstatutory stock options”).  A stock option entitles a recipient to purchase shares of common stock at a specified exercise price.  The Compensation Committee will fix the exercise price at the time the stock option is granted, provided the exercise price cannot be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the date of grant).  On March 29, 2019, the closing price of the common stock was $20.62 per share. The exercise price may be paid (i) in cash, (ii) by delivery of previously acquired shares with an aggregate fair market value equal to the exercise price for the number of option shares being acquired, (iii) through a “net share exercise” whereby the Company withholds and retains sufficient shares issuable in connection with the stock option to cover the exercise price (other than for incentive stock options), (iv) through a “cashless exercise” procedure that enables a participant the opportunity to sell immediately some of the shares underlying the exercised portion of the stock option to generate sufficient cash to pay the exercise price, (v) or through a combination of the foregoing.

Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, including the requirement that they will not be exercisable after 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder of the Company).

Restricted Stock Awards.  The Amended Plan permits the grant of restricted stock awards that are subject to forfeiture until the restrictions established by the Compensation Committee lapse and the restricted shares vest.  A restricted stock award is an award of common stock that may be subject to restrictions on transferability and other restrictions as the Compensation Committee determines in sole discretion on the date of grant.  The restrictions may lapse over a specified period of time based on continued employment or service and/or the achievement of certain performance objectives.  Unless a restricted stock award agreement provides otherwise, and except as provided in the next sentence, a participant who receives a restricted stock award will have all the rights of a shareholder as to those shares, including the right to vote and receive dividends.  The Compensation Committee may grant restricted stock awards providing that no dividends on shares of restricted stock will be paid to a participant unless and until those shares vest, at which time the accrued dividends (and, if and as determined by the Compensation Committee, interest on any accrued cash dividends) will be delivered.

Other Stock-Based Awards. The Amended Plan permits the grant of other types of equity-based or equity-related awards to participants in such amounts and subject to such terms and conditions as the Compensation Committee shall determine. These awards may involve the transfer of actual shares to participants or payment in cash of amounts based on the value of shares of Company’s common stock. The Compensation Committee will establish all terms and conditions for any such award.  The following describes such other stock-based awards:

•

Stock Awards.  The Compensation Committee may grant a stock award that is fully vested and freely transferable as of the date the award is granted, subject to restrictions under applicable federal or state securities laws.  A stock award may be, but is not required to be, granted in settlement of a performance-conditioned award or upon achievement of performance objectives.

•

Restricted Stock Unit Awards.  The Compensation Committee may also award restricted stock units (“RSU”) under the Amended Plan.  An RSU is an award stated with reference to a number of shares of common stock.  The Compensation Committee may place such restrictions on the vesting and settlement of RSUs as the Compensation Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of certain performance objectives.  The RSU may entitle the recipient to receive, upon satisfaction of the vesting conditions set forth in the RSU agreement, cash, shares of common stock or a combination of cash and shares of common stock.  Holders of RSUs will have no right to vote the shares represented by the units, but may be credited with cash and stock dividends paid by the Company in respect of its common stock.  Any such dividends will be paid to the participant, in the form of cash or common stock with an equivalent value, if at all, on vesting and settlement of the related RSU.  Subject to any exceptions authorized by the Compensation Committee, RSUs and any related dividends will be forfeited if the restrictions on vesting, whether time-based or performance-based, established with respect to such awards are not satisfied.

•

Stock Appreciation Rights. The Compensation Committee may also grant stock appreciation rights (“SARs”) that entitle a participant upon exercise to receive cash, shares of common stock or a combination thereof.  The amount that a participant will receive upon exercise of the SAR will equal the excess of the fair market value of a share of common stock on the date of exercise over the SAR’s exercise price, multiplied by the number of shares for which the SAR is exercised.  The exercise price of a SAR will not be less than the fair market value on the date of grant, and SARs will become exercisable in accordance with the terms prescribed by the Compensation Committee.  SARs may be granted in tandem with a stock option or independently from an option grant.  The exercise of SARs granted in tandem with options will terminate those options, and the exercise of the related options will cancel the tandem SARs.

Restrictions on Transfer.  In general, awards granted under the Amended Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.  The plan permits the award of nonstatutory stock options that are transferable to immediate family members (or certain related trusts or entities), in accordance with applicable securities laws.

Change in Control Provisions.  In the event of a “change in control” (as defined in the Amended Plan), the Compensation Committee may, at the time an award is made or thereafter, take such action as it deems appropriate, which may include, without limitation, the following actions: (i) cause any outstanding award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control; (ii) provide for the acceleration of the vesting schedule relating to an award so that the award may be exercised or realized in full on or before the date initially fixed by the Compensation Committee; (iii) provide for the purchase or settlement of any award by the Company for an amount of cash equal to the amount that could have been obtained upon the exercise of such award or realization of such participant’s rights had such award been currently exercisable or payable; or (iv) adjust outstanding awards as the Compensation Committee deems appropriate to retain the economic value of the award.

Amendment and Termination.  If not sooner terminated by the Board of Directors of the Company, the Amended Plan shall terminate on May 21, 2029.  The Board of Directors may amend or terminate the Amended Plan at any time, provided that no such amendment will be made without shareholder approval if such amendment would cause the Amended Plan to fail to comply with any requirement of applicable law, regulation, listing requirement or rule if such amendment were not approved by the shareholders of the Company.  Awards outstanding on the date of any such termination or amendment shall remain valid in accordance with their terms.

Summary of Federal Income Tax Consequences. The following is a general summary of the federal income tax consequences under the Amended Plan.  This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances.

Nonstatutory Stock Options. The grant of a nonstatutory stock option will not result in taxable income to a participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to a participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary (as defined for purposes of the relevant tax rules) during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise.  This employment period is one year prior to the date of exercise if the participant is “disabled” (as defined in the Code).  The heirs of a participant are not subject to this tax rule.  The difference between the fair market value of the shares on the exercise date over the exercise price is taken into account for alternative minimum tax purposes.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant or within one year after exercise, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and the Company will be allowed a corresponding deduction, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Special rules apply if a participant pays the exercise price for either type of option using shares previously owned by the participant.

Restricted Stock Awards.  A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes.   Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. A participant may make a Section 83(b) election under the Code to recognize compensation income based on the fair market value at time of grant, in which case the Company will be entitled to a corresponding deduction at that time.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting (or at grant if a Section 83(b) election is made).

Stock Awards.  Upon the grant of a stock award, a participant generally will realize ordinary income equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction.

Restricted Stock Units.  A participant who has been granted RSUs will not realize taxable income at the time of grant.  Upon receipt of common stock or cash in the future pursuant to such an award, the participant will realize ordinary income equal to the then fair market value of those shares, and/or the amount of any cash received, and the Company will receive a corresponding deduction.

Stock Appreciation Rights. The grant of an SAR will not result in taxable income to a participant. Upon exercise, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income, and the Company will be allowed a corresponding deduction. Gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Benefits to Executive Officers and Directors. No new plan benefits table for the Amended Plan is included in this document. Participation in the Amended Plan is made at the Compensation Committee’s discretion and is based on the performance of the Company. Accordingly, future awards under the plan are not determinable at this time. See “Executive Compensation” on page 7 for detailed information on awards to certain executive officers under the Stock Incentive Plan during the most recent fiscal year.

Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of

December 31, 2018, relating to the Company’s equity compensation plans.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	22,103	$18.08	106,591

Equity compensation plans not approved by shareholders	-	-	-

Total	22,103	$18.08	106,591

Shareholder Vote Required.  The Amended Plan will be approved by shareholders if the votes cast in favor of the proposal exceed the votes opposing it.

The Board of Directors recommends a vote “FOR” the proposal to approve the Fauquier Bankshares Inc. Amended and Restated Stock Incentive Plan.

PROPOSAL FIVE:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, under Rule 10A-3 of the Exchange Act and the Committee’s charter, has the sole authority to appoint or replace the Company’s independent registered public accounting firm. The Audit Committee has appointed Brown, Edwards & Company, L.L.P. as the independent registered public accounting firm for the year ending December 31, 2019.  The Audit Committee seeks shareholder ratification of this appointment.  A representative from Brown Edwards is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions of the shareholders.

The Audit Committee and the Board of Directors recommends that you vote “FOR” ratifying the selection of Brown Edwards for the purposes set forth above.  A majority of the votes cast is required for the ratification of Brown Edwards for such purposes.  The Company has been advised by Brown Edwards that the firm did not have any direct financial interest or any material indirect financial interest in the Company or the Bank in 2018.

If the shareholders do not ratify the appointment of Brown Edwards, the Audit Committee will reconsider whether to retain Brown Edwards and may proceed, in its sole discretion, with the retention of Brown Edwards if it deems such retention to be in the best interest of the Company and its shareholders. If the appointment of Brown Edwards as the Company’s independent registered public accounting firm is ratified, the Audit Committee may, in its sole discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and its shareholders.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of the Annual Meeting, proxy material and proxy card, as well as the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, are available at: http://investor.tfb.bank/docs.

ADDITIONAL INFORMATION

Annual Report on Form 10-K.  Financial statements of the Company are contained in the Form 10-K for the year ended December 31, 2018, which accompanies this proxy statement.  Upon written request sent to Fauquier Bankshares, Inc., c/o Secretary, 10 Courthouse Square, Warrenton, Virginia 20186, the Company will provide, at no cost to the shareholder, a copy of the Company’s 2018 Form 10-K for the year ended December 31, 2018, including the financial statements, as filed with the SEC.

“Householding” of Proxy Materials.  In order to reduce the volume of duplicate information received at your household and to help us reduce costs, we will send only a single proxy statement and Form 10-K to a household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This practice is known as “householding” and stems from rules adopted by the SEC. Shareholders at a shared address will be subject to householding only if they have previously received a notice from us concerning the practice and we have not received instructions to the contrary from a shareholder at that address. Each shareholder subject to householding will continue to receive a separate proxy card.

If your household receives a single proxy statement and 2018 Form 10-K, but you would prefer to receive your own copy, you may direct requests for separate copies to the following address:  Fauquier Bankshares, Inc., Attn:  Investor Relations, 10 Courthouse Square, Warrenton, VA  20186 or call 1-800-638-3798 or 540-347-6751.

If you are a registered shareholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner as mentioned above. If you are a “street name” shareholder, you may request householding by contacting your broker or other nominee holder of record directly.

PROPOSALS FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

In order for a shareholder proposal to be included in the proxy statement and form of proxy relating to the 2020 Annual Meeting of Shareholders, it must comply with SEC Rule 14a-8 and be received by the Company no later than December 14, 2019. Any such proposal received at the Company’s principal executive offices after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

The deadline for submitting shareholder proposals (other than director nominations by shareholders) to be presented at the 2020 Annual Meeting of Shareholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is February 12, 2020.   Any such proposal received by the Company’s principal executive offices after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting.  Granting a proxy, however, confers on the persons named as proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof, including whether or not to adjourn the Annual Meeting.

RETURN OF PROXIES

Whether or not you expect to attend the Annual Meeting, please submit your proxy by telephone, the Internet or mail as promptly as possible to assure representation of your shares and help assure a quorum for the Annual Meeting. For additional instructions on voting by telephone or the Internet, please refer to your proxy card or voting instruction form provided to you by your broker or other nominee.  To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. You may revoke your proxy at any time prior to its exercise.

Fauquier Bankshares, Inc.

By Order of the Board of Directors

/s/ John B. Adams, Jr.
John B. Adams, Jr.
Warrenton, Virginia	Chairman
April 12, 2019

APPENDIX A

Fauquier Bankshares, Inc.

Amended & Restated Stock Incentive Plan

1.Purpose and Effective Date.

(a)The purpose of the Fauquier Bankshares, Inc. Amended and Restated Stock Incentive Plan, as amended and restated (the “Plan”) is to further the long-term stability and financial success of the Company (as defined below) by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives.  The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons’ interests with the interests of the Company’s shareholders.  The Company has amended and restated the Plan, as set forth herein, to restore the number of shares issuable under the Plan, extend the expiration date of the Plan, and make certain other changes.

(b)This Plan was adopted by the Board of Directors of the Company on February 21, 2019, subject to the approval of the Plan by the Company’s shareholders.  The date of such shareholder approval is the effective date of the Plan.

2.Certain Definitions.  The following terms have the meanings indicated:

(a)Act.  The Securities Exchange Act of 1934, as amended.

(b)Affiliate.  A corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.  For purposes of grants of Incentive Stock Options, Affiliate means a “parent corporation” or “subsidiary corporation” with respect to the Company within the meaning of Treasury Regulations section 1.424-1(f).

(c)Applicable Withholding Taxes.  The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to any Award.

(d) Award.  The award of an Option, Restricted Stock, or Other Stock-Based Award under the Plan.

(e)Award Agreement.  Any agreement, contract, certificate or other written instrument or document (which may be in electronic form) evidencing the terms and conditions of an Award granted under the Plan.  Each Award Agreement shall be subject to the terms and conditions of the Plan.

(f)Board.  The Board of Directors of the Company.

(g)Cause.  Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company (including, without limitation, any loyalty, noncompetition, non-solicitation, confidentiality and/or invention assignment agreement), unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

(h)Change in Control.  A Change in Control shall be deemed to have occurred if any one of the conditions in paragraphs (i) - (iv) below have been satisfied at any time after the Award is granted:

(i)The acquisition by any Person (as defined below) of beneficial ownership of 25% or more of the then outstanding shares of common stock of the Company;

(ii)Individuals who constitute the Board on the effective date of the Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company, as such terms are used in Rules 14a-11 and 12 under the Act;

(iii)The sale or other disposition of all or substantially all of the assets of the Company to any Person that is not a subsidiary of the Company; or

(iv)Consummation of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(I)no Person beneficially owns 50% or more of either (1) the then outstanding shares of common stock or voting securities of the corporation or other entity resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of members of the board of directors (or similar governing body);

(II)more than 50% of the then outstanding shares of common stock of the corporation resulting from the Reorganization is beneficially owned by all or substantially all of the former shareholders of the Company in substantially the same proportions as their ownership existed in the Company immediately prior to the Reorganization; and

(III)at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization.

For purposes of this Section 2(h), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(i)Code.  The Internal Revenue Code of 1986, as amended.

(j)Committee.  The Committee appointed to administer the Plan pursuant to Plan Section 16, or if no such Committee has been appointed, the Board.

(k)Company.  Fauquier Bankshares, Inc., a Virginia corporation.

(l)Company Stock.  Common stock of the Company.  If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(m)Consultant.  A person or entity rendering consulting or advisory services to the Company who is not an “employee” for purposes of employment tax withholding under the Code or a Director and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended.

(n)Date of Grant.  The effective date of an Award granted by the Committee.

(o)Director.  A member of the Board.

(p) Disability or Disabled.  As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3).  As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(q)Effective Date.  The date of approval of the Plan, as amended and restated, by the Company’s shareholders.

(r)Fair Market Value.

(i)If the Company Stock is listed on any established stock exchange or quoted on any established stock market system, its Fair Market Value shall be the closing price for such stock, on the applicable date of determination, as reported by such exchange or stock market system, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.

(ii)If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable application of a reasonable method in good faith, provided that the fair market value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation § 1.422-2(e)(2).

(s)Incentive Stock Option.  An Option intended to meet the requirements of, and qualifies for favorable federal income tax treatment under, Code Section 422.

(t)Nonstatutory Stock Option.  An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(u)Option.  A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(v)Other Stock-Based Award.  A right granted under Section 9.

(w)Participant.  Any individual who is granted an Award under the Plan.

(x)Restricted Stock.  Company Stock awarded upon the terms and subject to the restrictions set forth in

Section 8.

(y)Retirement.  Means:

(i)the termination of an employee’s employment under conditions which would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Company;

(ii)the termination of an employee’s employment after attaining age 65 (except in the case of termination for Cause); or

(iii)the termination of a Non-Employee Director’s service as a member of the Board after attaining age 65.

(z)Rule 16b-3.  Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(aa)10% Shareholder.  A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company.  Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3.General.  Awards of Options, Restricted Stock, and Other Stock-Based Awards may be granted under the Plan.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.Stock.

(a)Subject to adjustment as provided in Section 13 of the Plan, there shall be reserved for issuance pursuant to Awards granted under the Plan on or after the Effective Date an aggregate of 350,000 shares of Company Stock, which may include authorized, but unissued, shares of Company Stock.  Subject to adjustment as provided in Section 13, no more than an aggregate of 200,000 shares of Company Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan on or after the Effective Date (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject to disqualifying dispositions within the meaning of Sections 421 and 422 of the Code).

(b)Shares of Company Stock subject to an Award granted under the Plan on or after the Effective Date that is canceled, forfeited or expires prior to exercise, vesting, settlement, or payment, either in full or in part, shall again become available for issuance under the Plan; provided that shares subject to an Award under the Plan (or subject to an Award under the Fauquier Bankshares, Inc. Stock Incentive Plan prior to the Effective Date) shall not again be made available for issuance or delivery under the Plan if such shares are tendered or withheld in payment of an Option exercise price or to satisfy any Applicable Withholding Taxes, or such shares are covered by a stock-settled Stock Appreciation Right and are not issued upon the settlement of the Award.  However, Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under this Plan.  Shares of Company Stock subject to an Award granted under the Fauquier Bankshares, Inc. Stock Incentive Plan prior to the Effective Date that is canceled, forfeited or expires prior to exercise, vesting, settlement, or payment, either in full or in part, shall not be available for issuance under the Plan.

(c)Except as provided in the following sentence, the maximum number of shares with respect to which an Award may be granted in any calendar year to any Participant shall be 25,000 shares.   The maximum number of shares with respect to which an Award may be granted in any calendar year to a Director who is not an employee of the Company or an Affiliate shall be 5,000 shares.  If an Award is to be settled in cash, the number of shares of Company Stock on which the Award is based shall count toward the individual share limit in this Section 4(c).

5.Eligibility.

(a)Any employee of, Director (including a non-employee director) of, or Consultant to the Company, and any employee of, director of, or consultant to an Affiliate of the Company, who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant.  The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board.  The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b)Non-employee Directors and Consultants shall not be eligible for the Award of an Incentive Stock Option.

6.Stock Options.

(a)Grant.  Whenever the Committee deems it appropriate to grant Options, an Award Agreement shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject.  The Award Agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares.

(b)Exercise Price.  The Committee shall establish the exercise price of Options.  The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)Term.  The Committee shall establish the term of each Option in the applicable Award Agreement.  The term of an Option shall not be longer than 10 years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years.  No Option may be exercised after the expiration of its term or, except as set forth in the Award Agreement, after the termination of the Participant’s employment.

(d)Time of Exercise.

(i)During Participant’s Employment.  Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s Award Agreement.  The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate.

(ii)After Participant’s Termination of Employment.  The Committee shall set forth in the Participant’s Award Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (a) (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death; or (b) the expiration of the Option’s term.

(iii)After Participant’s Death.  If a Participant dies and if the Participant’s Award Agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate during the time period specified in the Award Agreement, but not later than the expiration of the Option’s term.

(e)Limit on Exercise of Incentive Stock Options.  An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”).  Incentive Stock Options granted under the Plan and all other plans of the Company and Affiliate of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded.  The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met.  If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f)Options Forfeited Upon Termination of Employment for Cause.  If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options, both vested and unvested, shall terminate as of the date of the misconduct, as determined by the Committee in its sole discretion.

7.Method of Exercise of Options.

(a)Exercise.  Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.

(b)Payment.  In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes).  Company Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows, provided that the Committee may impose such limitations and restrictions on payments with shares of Company Stock as the Committee, in its discretion, deems advisable:

(i)in cash or by check, payable to the order of the Company;

(ii)by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the Company Stock was owned by the Participant at least six months prior to such delivery (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes);

(iii)by withholding and retention by the Company of sufficient shares of Company Stock issuable in connection with the exercise to cover the exercise price (a “net share exercise”) for an Option not intended to be an Incentive Stock Option;

(iv)by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or

(v)by any combination of the above permitted forms of payment.

(c)Delivery of Shares.  Upon the exercise of an Option in compliance with the provisions of this Section 7, the receipt by the Company of the payment for the shares of Company Stock so acquired, and satisfaction of the provisions of this Section 7, the Company shall deliver or cause to be delivered, within a reasonable time, to the Participant exercising the Option, a certificate or certificates (or make a book-entry notation in the records of the Company’s transfer agent) for the number of shares of Company Stock with respect to which the Option is exercised.  The shares of Company Stock shall be registered in the name of the exercising Participant or in such name jointly with the Participant as the Participant may direct in the written notice of exercise.  The Company may place on any certificate (or book-entry notation) representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws.  The Company may require of the Participant a customary indication of his or her investment intent.

(d)Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares or book-entry shares of Company Stock pursuant to the Plan or to remove restrictions from shares, including in book-entry form, previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules, or regulations.

(e)Disqualifying Disposition.  If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two years from the date the Option is granted or within one year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.

(f)Compliance with Rule 16b-3.  Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8.Restricted Stock Awards.

(a)Grant.  Whenever the Committee deems it appropriate to grant a Restricted Stock Award, an Award Agreement shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject.  Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee.  Alternatively, the Committee may determine that the Restricted Stock shall be held by the Company rather than delivered to the Participant pending the release of the applicable restrictions.  A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b)Restrictions on Transferability and Vesting of Restricted Stock Awards.  The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals.  Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock will or may vest on the Company’s achievement of established performance objectives.  Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c)Lapse of Restrictions on Transferability.  The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse.  Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability or death of the Participant, or the occurrence of a Change in Control or certain terminations of employment in connection with a Change in Control or otherwise.

(d)Rights of the Participant and Restrictions.  A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award Agreement and in the Plan.  In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and, subject to this Section 8(d), the right to receive all cash dividends and other distributions paid thereon. If cash or stock dividends are declared on Restricted Stock, such dividends may be subject to the same restrictions as the underlying shares of Restricted Stock and, in such case, shall be paid as soon as practicable (but no later than 2 ½ months) after the underlying Restricted Stock vests, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee.   Certificates (or any book-entry notations) representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award Agreement.

9.Other Stock-Based Awards.

(a)The Committee is authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Company Stock) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine and as set forth in the applicable Award Agreement.  Such Awards shall be referred to as “Other Stock-Based Awards.”  Each such Other Stock-Based Award may involve the transfer of actual shares to Participants or payment in cash or otherwise of amounts based on the value of shares of Company Stock.  Other Stock-Based Awards may include awards under the Company’s Long-Term Incentive Plan.  Awards under the Company’s Long-Term Incentive Plan shall be allocated from Company Stock reserved under Section 4(a) of the Plan.

(b)Each Other Stock-Based Award shall be expressed in terms of shares or units or an equivalent measurement based on shares, as determined by the Committee.  If the value of an Other Stock-Based Award will be based on the appreciation of shares from an initial value determined as of the Date of Grant, then such initial value shall not be less than the Fair Market Value of a share on the Date of Grant of such Other Stock-Based Award.

(c)A Participant shall have no voting rights or other rights as a shareholder with respect to an Other Stock-Based Award unless and until such Award is settled in shares of Company Stock.  At the discretion of the Committee, to the extent set forth in the Award Agreement, an Other-Stock Based Award may be credited with cash or stock dividends paid by the Company in respect of one share of Company Stock for each share of Company Stock subject to such Award; provided that any dividends so credited shall be subject to the same restrictions as the underlying share of Company Stock subject to the Award.  Any such dividends will be distributed in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such accumulated dividends only if the Award or related portion therof is earned.  If an Other Stock-Based Award or portion thereof is forfeited, the Participant shall have no right to the dividends accumulated with respect thereto.

10.Applicable Withholding Taxes.  Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes required to be withheld with respect to the Award.  Until such required Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates or book-entry shares (or, in the case of Restricted Stock, no stock certificates or book-entry shares free of a restrictive legend) shall be issued to the Participant.  As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock from the shares otherwise deliverable under the Award, in either case with respect to which the Company has a statutory obligation to withhold taxes, up to the maximum tax rate applicable to the Participant, as determined by the Committee Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

11.Nontransferability of Awards.

(a)In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below, without prior written approval from the Committee.  Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b)Notwithstanding the provisions of Section 11(a) and subject to federal and state securities laws, the Committee may on a case by case basis grant Nonstatutory Stock Options that permit (or amend Nonstatutory Stock Options to permit) a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members.  Consideration may not be paid for the transfer of Options.  The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer.  The Award Agreement granting the Option shall set forth the transfer conditions and restrictions.  The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.

12.Termination, Modification, Change.

(a) If not sooner terminated by the Board, the Plan shall terminate on the 10th anniversary of the date that the Plan is approved by the shareholders of the Company.  The Board may at any time terminate, suspend, or modify the Plan; provided that the Board shall not, without shareholder approval, make any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, listing requirement or rule if such amendment were not approved by the shareholders of the Company.  Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder.

(b)No Awards shall be made under the Plan after its termination, and no termination or amendment of the Plan shall, without the consent of the Participant or other holder of an outstanding Award, adversely affect such Participant’s or holder’s rights under such Award, but it shall be conclusively presumed that any adjustment to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder or any adjustment pursuant to Section 13, does not adversely affect any such right. Awards outstanding on the date of any termination shall remain valid in accordance with their terms.

(c)Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Other Stock-Based Awards or cancel outstanding Options or Other Stock-Based Awards in exchange for cash, other Awards or Options or Other Stock-Based Awards with an exercise price that is less than the exercise price of the original Options or Other Stock-Based Awards without shareholder approval.

13.Change in Capital Structure.

(a)In the event of a stock dividend, stock split or combination of shares, spin-off, reorganization, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or other securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the per Participant maximums set forth in Section 4, the exercise price of Options, and other relevant provisions shall be equitably adjusted by the Committee, whose determination shall be binding on all persons.  If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b)In the event of a reorganization, recapitalization or merger in which the Company is the surviving corporation, the result of which is that the Company becomes a majority owned subsidiary of another entity (the “Parent”), then the Committee may take such actions with respect to Awards as the Committee deems appropriate (whose determination shall be binding on all persons), including without limitation causing any such Award then outstanding to be assumed, or new rights substituted therefor, by the Parent.

(c)In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a Person other than the Company or a subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate.  The Committee may make adjustments in the number and kind of shares of stock or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options or Other Stock-Based Awards, the per Participant maximums set forth in Section 4, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company.  The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company.  The Committee’s determination shall be binding on all persons.  If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(d)Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.  The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

(e)To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 13 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

14.Termination of Employment.  The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon the termination of employment of a Participant, and may provide such terms and conditions in the Award Agreement or in such rules and policies as it may prescribe.  If the terms of an Award provide that the Award will be exercisable, or become vested, or that payment will be made thereunder only if the Participant completes a stated period of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

15.Change in Control.

(a)In the event of a Change in Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate, at the time the Award is made or at any time thereafter.  These actions may include, but shall not be limited to, the following:

(i)Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control;

(ii)Provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(iii)Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable; or

(iv)Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control and to retain the economic value of the Award.

(b)The obligations of the Company under the Plan and any Award Agreements shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

16.Administration of the Plan.

(a)The Plan shall be administered by the Committee, who shall be appointed by the Board.  If no Committee is appointed, the Plan shall be administered by the Board.  To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board.

(b)Subject to the express provisions of the Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan.  Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) to the extent permissible under Code Section 409A, whether a Change in Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options,

(x) when Options may be exercised, (xi) whether to approve a Participant’s election regarding tax withholding obligations with respect to an Award, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate.

(c)The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option.  The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d)The Committee may adopt rules and regulations for carrying out the Plan.  The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award Agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award Agreement.  The interpretation and construction of any provisions of the Plan or an Award Agreement by the Committee shall be final and conclusive.  The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e)A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present.  Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(f)The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

17.Notice.  All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (i) if to the Company - at its principal business address to the attention of the Secretary; and (ii) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18.Section 409A.  The Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A and Treasury Regulations thereunder (“Section 409A”), and the Plan’s terms and the terms of any Award Agreement shall be administered and construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate.  For purposes of Section 409A, each payment under the Plan shall be deemed to be a separate payment.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any payment is subject to Section 409A, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under the Plan would cause a violation of Section 409A, then any amounts or benefits payable under the Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt from Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the Participant’s separation from service (within the meaning of Section 409A) or (2) the date of the Participant’s death.

19.Tax Consequences.  Nothing in the Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under the Plan.  Although the Company may endeavor to (i) qualify an Award for favorable federal tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment.  The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

20.Clawback.  Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement (including but not limited to Section 954 of the Dodd-Frank Act), will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or any Affiliate pursuant to any such law, government regulation or stock exchange listing requirement).  This Section 20 shall not limit the Company’s right to revoke or cancel an Award or take other action against a Participant for any other reason, including but not limited to misconduct.

21.Interpretation and Governing Law.  The terms of the Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Award Agreement to the substantive law of another jurisdiction.  The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3.  If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

22.Banking, Statutory and Regulatory Provisions.  The Plan and all Awards granted under the Plan shall be subject to any condition, limitation, or prohibition under any Virginia or federal statutory or regulatory policy or rule to which the Company or an Affiliate is subject.

23.No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an employee with or without notice and with or without Cause, (ii) the service of a director pursuant to the articles of incorporation or bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of Virginia in the case of the Company or the corporate law of the jurisdiction in which an Affiliate is incorporated, as the case may be, or (iii) the service of a Consultant for any reason at any time.  Further, the grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration or to make further grants to the employee at any time thereafter.

24.Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award.  Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment or service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

25.Deferral of Awards.  The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Company Stock or other consideration under an Award.  The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

26.Non-Uniform Treatment.  The Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

27.Beneficiary Designation.   A Participant may designate a beneficiary to receive any Options that may be exercised after death or to receive any other Award that may be paid after his death, as provided for in the Award Agreement.  Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee).  In the event that the designated beneficiary dies prior to the Participant, or in the event that no beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution.

28.Creditors.  The interests of any Participant under the Plan or any Award Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

29.Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

.

Annual Meeting of Fauquier Bankshares, Inc. to be held on Tuesday, May 21, 2019  for Holders as of March 15, 2019  This proxy is being solicited on behalf of the Board of Directors  Date: May 21, 2019  Time: 9:30 A.M. (Local Time)  Place: Black Horse Inn, 8393 Meetze Road, Warrenton, Virginia   Please separate carefully at the perforation and return just this portion in the envelope provided.  Please make your marks like this: Use dark black pencil or pen only  VOTE BY:   INTERNET  The Board of Directors Recommends a Vote FOR each director nominee  in proposal 1, FOR proposals 2, 4 and 5, and 1 YEAR on proposal 3.  TELEPHONE  Call  Go To  www.proxypush.com/FBSS  • Cast your vote online.  • View Meeting Documents.  866-230-6402  • Use any touch-tone telephone.  • Have your Proxy Card/Voting Instruction Form ready.  • Follow the simple recorded instructions. OR  1: Election of Class II Directors  Directors  Recommend  Withhold  Authority  For   MAIL  01 Marc J. Bogan  02 Brian S. Montgomery  03 P. Kurtis Rodgers  04 Sterling T. Strange, III  For  • Mark, sign and date your Proxy Card/Voting Instruction Form.  • Detach your Proxy Card/Voting Instruction Form.  • Return your Proxy Card/Voting Instruction Form in the  postage-paid envelope provided.  OR  For  For  For  The undersigned hereby appoints Jay B. Keyser, Kevin T. Carter, and Donna D. Flory, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Fauquier Bankshares, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION  IS GIVEN, SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, “FOR”  PROPOSALS 2, 4 AND 5, AND “1 YEAR” ON PROPOSAL 3.   For Against Abstain  2: Advisory (non-binding) vote on executive  compensation  For   1 year 2 years 3 years Abstain  1  Year  3: Frequency of the advisory (non-binding) vote  on executive compensation   For Against Abstain  4: Approval of the Fauquier Bankshares, Inc.  Amended and Restated Stock Incentive Plan  For   For Against Abstain  5: The ratification of the selection of Brown,  Edwards & Company, L.L.P. as the Company’s  independent registered public accounting firm  for 2019  For  PROXY TABULATOR FOR  FAUQUIER BANKSHARES, INC. P.O. BOX 8016  CARY, NC 27512-9903  Authorized Signatures - This section must be completed for your Instructions to be executed.  EVENT #   CLIENT #   OFFICE #    Please Sign Here Please Date Above   Please Sign Here Please Date Above  Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all  persons should sign. Trustees, administrators, etc., should include title and authority. Corporations  should provide full name of corporation and title of authorized officer signing the proxy

Proxy — Fauquier Bankshares, Inc. Annual Meeting of Shareholders  May 21, 2019, 9:30 a.m. (Eastern Daylight Time)  This Proxy is Solicited on Behalf of the Board of Directors   The undersigned appoints Jay B. Keyser, Kevin T. Carter, and Donna D. Flory, and  each or any of them as proxies for the undersigned, with full power of substitution,  to vote the shares of common stock of Fauquier Bankshares, Inc. (“the Company”),  the undersigned is entitled to vote at the Annual Meeting of Shareholders of the  Company to be held at the Black Horse Inn, 8393 Meetze Road, Warrenton,  Virginia, on Tuesday, May 21, 2019 at 9:30 a.m. and all adjournments thereof.  1. Proposal 1: The election of Class II Directors are: Marc J. Bogan, Brian S. Montgomery, P. Kurtis Rodgers, and Sterling T. Strange, III  2. Proposal 2: Advisory (non-binding) vote on executive compensation  3. Proposal 3: Frequency of the advisory (non-binding) vote on executive compensation 4. Proposal 4: Approval of the Fauquier Bankshares, Inc. Amended and Restated Stock Incentive Plan  5. Proposal 5: Ratify Brown, Edwards & Company, L.L.P. as the Company’s  independent registered public accounting firm for 2019 The Board of Directors of the Company recommends a vote “FOR” all nominees  for director, “FOR” proposals 2, 4 and 5, and “1 YEAR” on proposal 3.  This proxy, when properly executed, will be voted in the manner directed  herein. If no direction is made, this proxy will be voted “FOR” all nominees for director, “FOR” proposals 2, 4 and 5, and “1 YEAR” on proposal 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.  You are encouraged to specify your choice by marking the appropriate box  (SEE REVERSE SIDE) but you need not mark any box if you wish to vote  in accordance with the Board of Directors’ recommendation. The Named  Proxies cannot vote your shares unless you sign and return this card.  Please separate carefully at the perforation and return just this portion in the envelope provided.  To attend the meeting and vote your shares in person, please mark this box.